Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267783

 PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 17, 2022

$13,900,000

Class A common stock

We entered into a Standby Equity Purchase Agreement with YA II PN, Ltd. (“Yorkville”) on October 31, 2022 (the “SEPA”). Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $13,900,000 (the “Commitment Amount”) of its shares of Class A Common Stock, par value $0.00001 per share, offered by this prospectus supplement and the accompanying prospectus at our request any time during the commitment period commencing on October 31, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of our Class A common stock equal to the Commitment Amount (the “Commitment Period”). Each sale that we request under the SEPA (an “Advance Notice”) may be for a number of shares of Class A common stock with an aggregate value of up to the Commitment Amount. The Advance Notice would state that the shares would be purchased at either:

(i)	95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or

(ii)	92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by Yorkville.

Any such sales would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 4.99% of our Class A Common Stock.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares by Yorkville to the public. Though we have been advised by Yorkville, and Yorkville represents in the SEPA, that Yorkville is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that Yorkville may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Class A common stock by Yorkville and any discounts, commissions or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by Yorkville, see the section entitled “Plan of Distribution” on page S-9

Our Class A common stock trades on Nasdaq Capital Market (“Nasdaq”) under the symbol “HLBZ.” On October 28, 2022, the last sale price of our Class A common stock as reported on Nasdaq was $0.315 per share.

Investing in our Class A common stock involves risks. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-267783) that we initially filed with the SEC on October 7, 2022, and which was declared effective on October 17, 2022. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus supplement provides specific details regarding the issuance of up to $13,900,000 of shares of our Class A common stock pursuant to the SEPA. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our Class A common stock, and other information you should know before investing.

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part, the accompanying prospectus which is dated October 31, 2022, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

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Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined together with all documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our Class A common stock, and other information you should know before investing. Before purchasing any shares of Class A common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information”.

Where You Can Find More Information

We maintain a website at www.helbiz.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus supplement or any other report or documents we file with or furnish to the SEC.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov and at the SEC’s public reference facilities referred to below. See “Incorporation by Reference”.

Incorporation by Reference

We are “incorporating by reference” into this prospectus supplement the information in documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information to the extent that the later filed information modifies or replaces such earlier information. We incorporate by reference in this prospectus supplement the following documents, which we have filed or will file with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022;

•	Preliminary Information Statement of Schedule 14C filed with the SEC on April 22, 2022;

•	Definitive Information Statement of Schedule 14C filed with the SEC on May 6, 2022;

•	Quarterly Report on Form 10-Q, including any amendments, initially filed with the SEC on May 16, 2022;

•	Current Report on Form 8-K, filed with the SEC on June 16, 2022;

•	Current Report on Form 8-K, filed with the SEC on June 24, 2022;

•	Current Report on Form 8-K, filed with the SEC on July 12, 2022;

•	Current Report on Form 8-K, filed with the SEC on July 26, 2022;

•	Current Report on Form 8-K, filed with the SEC on August 15, 2022;

•	Quarterly Report on Form 10-Q, including any amendments, initially filed with the SEC on August 15, 2022;

•	Current Report on Form 8-K, filed with the SEC on August 24, 2022;

•	Current Report on Form 8-K, filed with the SEC on October 21, 2022;

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•	Current Report on Form 8-K, filed with the SEC on October 28, 2022; and

●	all documents and reports subsequently filed by us with the SEC (other than, in each case, any information or documents furnished, rather than filed, with the SEC pursuant to certain items of Form 8-K) after the date hereof and prior to the closing of this offering.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus supplement from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically statements to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Item 2.02 or 7.01 of the Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at 32 Old Slip, New York, NY 10005 or by calling (917) 535-2610.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC at the SEC’s website at http://www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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 Prospectus Supplement Summary

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock . You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement as well as the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other reports that we file with the SEC from time to time.

Overview

We provide innovative and sustainable transportation solutions that help people move seamlessly within cities.

Our journey began with e-scooters in Italy in 2018, and today we have evolved into a multi-modal micro-mobility ecosystem offering e-scooters, e-bikes and e-mopeds, while continuing to push boundaries, lead innovation and set new standards in our space. We are changing how people move from A-to-B, allowing users to unlock vehicles on demand with a tap of a button from their smartphone. From being an early mover in Italy and educating users on this new technology, we have today evolved into a multi-modal micro-mobility ecosystem.

We believe that cities should be for people and living and not for cars, congestion and pollution. We intend to do our part for a greener tomorrow and take responsibility for our environmental, societal and governance impact as we continue to make the cities we operate in more livable by connecting their residents with more frictionless, affordable, and convenient transportation alternatives. We pride ourselves on goal of becoming 100% carbon neutral and helping to shift behavior in our cities. We believe that the world is on the verge of a shift away from car ownership with people looking for alternative ways to travel with ease, beat congestion and benefit our planet.

Shared micro-mobility vehicles have the potential to transform how people move around cities and interact with existing infrastructure. We continue our effort to make Helbiz a natural extension of the current city infrastructure. This helps city planners transform their communities and integrate Helbiz services into the public transportation networks as a seamless and integrated door-to-door solution. Strengthening our intermodal offering and depth of our mobility ecosystem can not only help reduce the dependency on cars, whether private or taxi, but also drastically limit congestion and pollution and enhance well-being in our cities.

We have become an integrated part of our local communities and are focused on serving a significant portion of the population between age 18 and 49 in our key markets. We offer our user base products and services other than our vehicles, from transit integration to home deliveries of meals cooked in our restaurant to media content on our app, to deepen our consumer relationship and experience, and intend to increase our offerings of new products and services.

In developing our business, our focus has always been operations and scalability first. Instead of scaling an unsustainable business like some of our competitors, our early investments were centered around our platform, infrastructure and creating the operational efficiencies necessary to grow our business globally. We have established a strong scalable network and technology infrastructure that powers millions of rides, users, and vehicles on a daily basis. We are leveraging our platform and reach to continue improve the efficiency and the quality of our offerings and deepen the relationship our users have with us.

During 2021, we decided to enter into an additional business line: the acquisition and distribution of media content including live sport events. The Company developed a new app, Helbiz Live, which is separate from the micro-mobility platform. Starting in August 2021, the Company began broadcasting the Italian Serie B Soccer League in the United States, Italy and Serbia, and it has expanded its content to include on its app in Italy including other sporting events.

During 2021, we decided to expand our offering to final customers, through our wholly-owned Italian subsidiary, Helbiz Kitchen Italia S.r.l. In July 2021, the Company launched a delivery-only “ghost kitchen” restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order meals, in Milan.

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Corporate Information

We were originally incorporated in Delaware in 2015 as an intra-urban transportation company. In August 2021, a wholly-owned subsidiary of GVAC merged with and into Helbiz Holdings, Inc., with Helbiz Holdings, Inc. surviving the merger and as a wholly-owned subsidiary of GVAC. Because GVAC was a special purpose acquisition vehicle with no operations other than seeking a business combination with an operating entity, Helbiz Holdings, Inc. is considered the accounting survivor. In connection with the Merger, GVAC changed its name to Helbiz, Inc.

Additional Information

Our principal executive offices are located at 32 Old Slip, New York, NY 10005. Our telephone number is (917) 675-7157. Our website address is at https://helbiz.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.

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The Offering

Issuer	Helbiz, Inc., a Delaware corporation

Class A common stock offered by us	Shares of Class A Common Stock having an aggregate offering price of up to $13,900,000.

Common stock outstanding prior to this offering	83,871,840 shares, of which 69,645,942 are shares of Class A common stock and 14,225,898 are shares of Class B common stock as of October 31, 2022.

Manner of offering	See “Plan of Distribution” beginning on page [--].

Use of proceeds	Until we have less than $5 million in debt obligations outstanding to Yorkville, the SEPA requires that we use the net proceeds, if any, from this offering to repay outstanding debt obligations to Yorkville. We intend to use any other funds that we receive from the net proceeds for working capital, to fund our capital funding commitments and for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt. Our management will have broad discretion in the application of net proceeds, if any. See “Use of Proceeds” on page [--].

Listing	Our Class A Common Stock are listed on the Nasdaq under the symbol “HLBZ”. Additionally, certain of our warrants are listed on the Nasdaq under the symbol “HLBZW”.

Risk factors	An investment in our Class A common stock involves various risks. Prospective investors should carefully consider the matters described in the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer agent and registrar	Continental Stock Transfer & Trust Company

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Risk Factors

Investing in our Class A common stock involves risk. Before you invest in our Class A common stock, you should carefully consider all of the risk factors included in this prospectus supplement, the prospectus and those documents incorporated by reference in this prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also carefully consider all of the other information included or incorporated by reference in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our Class A common stock. Some statements in this prospectus supplement constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Management may have little discretion as to the allocation of the net proceeds from the sale of the shares of our Class A common stock offered by this prospectus supplement, and we may not be able to use any of the net proceeds for operations.

We have agreed in the SEPA that until such time as our obligations to Yorkville under any convertible debentures, promissory notes or other instruments are less than $5 million, we will use all proceeds from the sale of Class A common stock under the SEPA to repay our outstanding obligations to Yorkville. As of October 31, 2022, Yorkville holds approximately $20.0 of convertible debentures. If Yorkville does not convert any of that outstanding amount into shares of Class A common stock, assuming we do not incur further obligations to Yorkville and assuming no interest accruing on our current obligations, we may be required to use all of the $13,900,000 of the maximum gross proceeds to repay those obligations, which would no proceeds that we could use for other matters.

Apart from the repayment of outstanding obligations to Yorkville, we have not designated the amount of net proceeds from the sale of the shares of our Class A common stock offered by this prospectus supplement to be used for any particular purpose. As a result, our management will have broad discretion as to the allocation of any net proceeds from this offering that are not used to repay our obligations to Yorkville and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds.” Our management may use such net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

Yorkville might not provide us with any pre-advance loans under the SEPA.

Under the SEPA, we may request that Yorkville provide us with a pre-advance loan that we can use for operational purposes. Any pre-advance loan made under the SEPA may only be made with the consent of Yorkville. If Yorkville does not consent to any such pre-advance loan, our ability to receive funds under the SEPA for our operations may be limited to sales of our Class A common stock under the SEPA, and as previously mentioned, any net proceeds from such sales must first be applied to repaying obligations due to Yorkville.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Class A common stock in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of 46,449,456 shares of our Common Stock are sold pursuant to this prospectus supplement at a price of $0.29925 per share, which is 95% of the last reported sale price of our Common Stock on Nasdaq on October 28, 2022 of $0.315, for aggregate gross proceeds of $13,900,000, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.4218 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering and the assumed offering price.

S-7

You may experience future dilution as a result of future equity offerings.

Shares issued pursuant to the SEPA including any shares issued upon conversion of promissory notes that may be issued under the SEPA will have a dilutive impact on our existing shareholders. In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share of our Class A common stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Class A common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible into or exchangeable for our Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares of our Class A common stock in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of our Class A common stock, or the perception that those shares may be sold, will have on the market price of our Class A common stock.

It is not possible to predict the actual number of shares we will sell under the SEPA, or the gross proceeds resulting from those sales.

Subject to certain limitations in the SEPA and compliance with applicable law, we have the discretion to deliver an advance notice to Yorkville at any time throughout the term of the SEPA. The number of shares that are sold through Yorkville after delivering an advance notice will fluctuate based on a number of factors, including the market price of the Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

Use of Proceeds

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the price at which they are sold. We might not be able to sell any shares under or fully utilize the SEPA as a source of financing.

Until we have less than $5 million in debt obligations outstanding to Yorkville, the SEPA requires that we use the net proceeds, if any, from this offering to repay outstanding debt obligations to Yorkville. We intend to use any other funds that we receive from the net proceeds for working capital, to fund our capital funding commitments and for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of outstanding debt. Our management will have broad discretion in the application of net proceeds, if any.

This prospectus also relates to shares of our Class A common stock that may be offered and sold from time to time by Yorkville. All of our Class A common stock offered by Yorkville pursuant to this prospectus will be sold by Yorkville for its own account. We will not receive any of the proceeds from these sales.

Pending the uses described above, we intend to use the net proceeds from this offering for working capital purposes and other general corporate purposes.

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DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of June 30, 2022, our net tangible book value was $(34,759,000) million, or $(0.86) per share of common stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by 40,619,081, the number of shares of our Common Stock issued and outstanding as of June 30, 2022.

After giving effect to the issuance of 43,252,759 shares of common stock since July 1, 2022, the receipt of net proceeds of approximately $17,000,000 since July 1, 2022 in connection with the issuances of convertible debentures and two promissory notes and the conversion of $4,885,000 of convertible debentures since July 1, 2022, our pro forma net tangible book value as of June 30, 2022 would have been approximately $(29,874,000), or approximately $(0.36) per share, based on 83,871,840 shares of common stock outstanding on a pro forma basis.

Our pro forma as adjusted net tangible book value of our shares of common stock as of June 30, 2021 gives further effect to the sale of $13,900,000 shares of Class A common stock at the assumed public offering price of $0.29925 per share, or 42,682,392 shares. Our pro forma as adjusted net tangible book value as of June 30, 2021 will be approximately $(15,974,000), or $(0.12) per share. This would result in dilution to investors in this offering of approximately $0.4218, or approximately 141% from the assumed offering price of $0.29925 per share. Pro forma as adjusted net tangible book value per share would increase to the benefit of present shareholders by $0.73 per share attributable to the purchase of the shares by investors in this offering

Assumed public offering price per share of our Common Stock		$0.29925
Net tangible book value per share of our Common Stock as of June 30, 2022	$(0.86)
Increase per share of our Common Stock attributable to new investors this offering	$0.73
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$(0.12)
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering		$0.4218

To the extent that other shares of our Class A common stock are issued, investors purchasing shares of our Class A common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

Plan of Distribution

On October 31, 2022, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $13,900,000 of its shares of Class A common stock upon the Company’s written request during the twenty-four months following execution of the SEPA (the “Commitment Period”). At any time during the Commitment Period, the Company may require Yorkville to purchase shares of its Class A common stock by delivering an Advance Notice that the Company desires to issue and sell to Yorkville a number of shares of Class A common stock with an aggregate value of up to $13,900,000. Depending on the election made in the Advance Notice, the shares would be purchased at:

(iii)	95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or

(iv)	92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by Yorkville.

Such sales are subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 4.99% of our Class A common stock or any shares that, aggregated with any related transaction, would exceed 19.9% of all shares of common stock outstanding on the date of the SEPA unless shareholder approval was obtained allowing for issuances in excess of such amount.

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Delivery of the shares against payment therefor in respect of each Advance Notice shall be settled promptly following each sale pursuant to the SEPA. In connection with any Advance Notice, if any portion of an advance would cause Yorkville’s beneficial ownership of our then outstanding Class A common stock to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us (with no further action required by us) and modified to reduce the amount of the advance requested by an amount equal to such withdrawn portion. We may terminate the SEPA upon five trading days of prior notice to Yorkville, provided that there are no Advance Notices outstanding and we have paid to Yorkville all amounts then due under the SEPA or any promissory note issued thereunder.

In addition to the issuance of our Class A Class A common stock to Yorkville pursuant to the SEPA, this prospectus supplement also covers the resale of those shares from time to time by Yorkville to the public. Though we have been advised by Yorkville, and Yorkville represents in the SEPA, that Yorkville is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that Yorkville may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SEPA to provide customary indemnification to Yorkville. It is possible that our shares may be sold by Yorkville in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

Yorkville has agreed that, during the term of the SEPA, neither Yorkville nor its affiliates will engage in any short sales or hedging transactions with respect to our Class A common stock, provided that upon receipt of an advance notice, Yorkville may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

Yorkville will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our Class A common stock by Yorkville. Under these rules and regulations, Yorkville:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our Class A common stock covered by the prospectus supplement and accompanying prospectus that are a part of our registration statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares by Yorkville.

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Experts

The financial statements as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, of Helbiz, Inc. incorporated by reference in this prospectus supplement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267783

$100,000,000

Class A common stock

Preferred Stock

Warrants

Units

We may offer, from time to time, in one or more offerings, Class A common stock, preferred stock, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “HLBZ”. On September 28, 2022, the closing price of our Class A common stock as reported by the Nasdaq Capital Market was $0.386 per share. Certain of our warrants are traded on the Nasdaq Capital Market under the symbol “HLBZW”. On September 28, 2022, the closing price of our publicly traded warrants as reported by the Nasdaq Capital Market was $0.08 per warrant.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding Class A common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement provided, except as otherwise set out in General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Unless otherwise specified in an applicable prospectus supplement, our preferred stock, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors”.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 17, 2022

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Find More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to the term(s) “we”, “us”, “our”, “Company”, “our company”, and “Helbiz” refer to Helbiz, Inc., a Delaware corporation, either alone or together with our consolidated subsidiaries as the context requires.

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ABOUT THE COMPANY

Overview

We provide innovative and sustainable transportation solutions that help people move seamlessly within cities.

Our journey began with e-scooters in Italy in 2018, and today we have evolved into a multi-modal micro-mobility ecosystem offering e-scooters, e-bikes and e-mopeds, while continuing to push boundaries, lead innovation and set new standards in our space. We are changing how people move from A-to-B, allowing users to unlock vehicles on demand with a tap of a button from their smartphone. From being an early mover in Italy and educating users on this new technology, we have today evolved into a multi-modal micro-mobility ecosystem.

We believe that cities should be for people and living and not for cars, congestion and pollution. We intend to do our part for a greener tomorrow and take responsibility for our environmental, societal and governance impact as we continue to make the cities we operate in more livable by connecting their residents with more frictionless, affordable, and convenient transportation alternatives. We pride ourselves on goal of becoming 100% carbon neutral and helping to shift behavior in our cities. We believe that the world is on the verge of a shift away from car ownership with people looking for alternative ways to travel with ease, beat congestion and benefit our planet.

Shared micro-mobility vehicles have the potential to transform how people move around cities and interact with existing infrastructure. We continue our effort to make Helbiz a natural extension of the current city infrastructure. This helps city planners transform their communities and integrate Helbiz services into the public transportation networks as a seamless and integrated door-to-door solution. Strengthening our intermodal offering and depth of our mobility ecosystem can not only help reduce the dependency on cars, whether private or taxi, but also drastically limit congestion and pollution and enhance well-being in our cities.

We have become an integrated part of our local communities and are focused on serving a significant portion of the population between age 18 and 49 in our key markets. We offer our user base products and services other than our vehicles, from transit integration to home deliveries of meals cooked in our restaurant to media content on our app, to deepen our consumer relationship and experience, and intend to increase our offerings of new products and services.

In developing our business, our focus has always been operations and scalability first. Instead of scaling an unsustainable business like some of our competitors, our early investments were centered around our platform, infrastructure and creating the operational efficiencies necessary to grow our business globally. We have established a strong scalable network and technology infrastructure that powers millions of rides, users, and vehicles on a daily basis. We are leveraging our platform and reach to continue improve the efficiency and the quality of our offerings and deepen the relationship our users have with us.

During 2021, we decided to enter into an additional business line: the acquisition and distribution of media content including live sport events. The Company developed a new app, Helbiz Live, which is separate from the micro-mobility platform. Starting in August 2021, the Company began broadcasting the Italian Serie B Soccer League in the United States, Italy and Serbia, and it has expanded its content to include on its app in Italy including other sporting events.

During 2021, we decided to expand our offering to final customers, through our wholly-owned Italian subsidiary, Helbiz Kitchen Italia S.r.l. In July 2021, the Company launched a delivery-only “ghost kitchen” restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order meals, in Milan.

Corporate Information

We were originally incorporated in Delaware in 2015 as an intra-urban transportation company. In August 2021, a wholly-owned subsidiary of GVAC merged with and into Helbiz Holdings, Inc., with Helbiz Holdings, Inc. surviving the merger and as a wholly-owned subsidiary of GVAC. Because GVAC was a special purpose acquisition vehicle with no operations other than seeking a business combination with an operating entity, Helbiz Holdings, Inc. is considered the accounting survivor. In connection with the Merger, GVAC changed its name to Helbiz, Inc. Our principal executive offices are located at 32 Old Slip, New York, NY 10005. Our telephone number is (917) 675-7157. Our website address is at https://helbiz.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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Our Advantage

In a fast-moving industry, we believe that we have proven our ability to adapt and evolve without jeopardizing the timing, quality, and quantity of the service through our agile and well-run structure.

Unlike many of our competitors, our approach in our early days was future-focused as opposed to generating short-term revenues and unsustainable growth. This approach, paired with our values, tools and teams, has put us in a position to operate in the micro-mobility market in a way that we believe our competitors cannot. We believe that, among other reasons, the future belongs to Helbiz based on the following strengths:

• A well-known brand with deep market penetration

We have grown dramatically since we began what we believe is Italy’s first ever shared e-scooter rental in Milan in 2018. We have become a substantial Italian micro-mobility operator, based on number of licenses and electric vehicles authorized. In the past two years we have rapidly expanded our presence in the U.S. market and currently have licenses to operate in more than 10 U.S. cities. In August 2021, we became the first micro-mobility company to list on a major U.S. stock exchange.

• A New Regulatory Landscape - that favors conscientious operators

The early days of the micro-mobility space was characterized by no licenses or regulations, favoring well-financed companies with the ability to dump tens of thousands of vehicles in every market without any concern on how to manage their fleets, utilizations or earnings. Companies burned significant funds to be able to maximize the quantity of vehicles and left broken and uncharged vehicles littered throughout the streets.

Over the last few years, a drastic regulatory shift has occurred. Cities have put a cap on the number of micro-mobility operators in a city. To further prevent saturation and improve quality, many of the cities in which we operate have also capped the number of vehicles per micro-mobility provider. We believe that these caps level the playing field between operators by taking away funding as a competitive advantage and instead shifting the focus from quantity to quality of service in an open bidding system - which favors conscientious operators with a core dedication to collaborating with the city granting the license.

Quality of service has been our main focus since our inception. We solely rely on in-house teams for transparency and effective work.

• A Global hyper local approach - our proven relationship with cities we operate in

We view each city in which we operate through the lens of a partnership between us and that city. By focusing on this partnership, we believe that we will be able to provide a sustainable solution to the city’s reliance on cars. We take a city-first approach to tailor the services that we offer and how we offer them. From our inception, we have been focused on serving cities the right way, guaranteeing, and upholding our high standards while maximizing utilization and vehicle distribution. We harness the global power and support of an extensive operational, technological and customer support team optimized for a hyper local approach that deeply connects with cities, communities, and customers on a daily basis. We have built a scalable and versatile platform focused on our ability to fully customize our offering in each individual market to cover the unique needs of every city. When we enter a market, we do so as a partner of the local municipality more than a service provider. We take ownership of the communities that we serve and aspire to seamlessly integrate within the existing infrastructure for long-term collaboration. The local quality focus approach sets us apart with customers and cities. We hire and train locally and mainly use dedicated in-house teams throughout operations to properly guarantee our service, reliability, and accountability down to the smallest detail while directly representing our company in the local communities every day. In a regulatory landscape that focus on quality and community, our approach, that is in direct contrast to many of our competitors’ independent contractor model, has seen us gain favor of local municipalities.

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• Multiple activities generating revenues - Less dependent on operational income derived from our micro-mobility services

We have built our platform around several activities and initiatives that generate revenues such as co-branding, advertisement, partnerships, subscriptions, trips, meals and media content. This has allowed us to grow and optimize our business while being less dependent on operational income and maintaining service at an affordable price point in a competitive industry. We expect revenue growth in 2022 from all the activities driven by several new offerings and global roll outs.

• Cutting Edge Technology - Our proprietary technology platform

Our proprietary technology platform includes a custom-built ecosystem of tools, software and hardware for both our consumers and for our operations servicing our vehicles to promote transparency, integration and operational efficiencies. Our technology suite allows us to properly manage, scale, optimize and tailor our offering for each individual market and to rapidly launch new products to serve our cities and customers.

• An Exceptional Customer Experience

We have built our platform and experience around our customers from the beginning.

• Use of Strategic Partnerships - to drive new users and increase adoption

To further enhance and grow our presence in local markets, we actively focus on partnering with local and national market leaders to expose our fleet and platform to millions of our partners’ existing clients. We have formed partnerships with several players such as: Telepass, Alipay, Trenitalia, E-Pay, Moovit and Miami FC that allow us to tap into existing user bases to quickly boost ridership and credibility when entering new markets. In new markets, strong local partners also help us tap into existing governmental relationships to expedite license processes. Carefully chosen strategic partnerships help us escalate the ability to scale while significantly improving brand awareness and image, linking us to strong and reliable businesses.

• An Innovative Multimodal Platform - broadened reach, value proposition and city integration

Our multimodal platform offers customers a variety of transportation options on-demand. In 2021, we launched e-mopeds and e-bikes in addition to our e-scooters, to serve different demographics and needs, and we are working on seamlessly integrating public transit to enable riders to optimize their trips across all available offering based on their criteria and preferences. We continue our effort to make Helbiz a natural extension of the current city infrastructure which helps city planners transform their communities and integrate Helbiz services into the public transportation networks of every city becoming a seamless and integrated door-to-door solution for our riders.

• A nascent media offering.

We have started offering media content through Helbiz Live, a new internally developed app that is separate from our micro-mobility app. Helbiz Live is available to users of Helbiz Unlimited, our subscription which currently allows a customer to use all our e-scooters and e-bikes by paying a monthly fee, and other subscription models. We debuted this service with the start of the 2021-2022 season of the Lega Nazionale Professionisti Serie B (“Serie B”) Italian soccer league as we have acquired a license to stream on Helbiz Live on a live and on-demand basis, in Italy, all soccer games in Italy’s Serie B league for the next three seasons. Since then Helbiz Live expanded its content offering to include on its app in Italy:

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• live and on demand streaming rights for up to four Major League Baseball games weekly, in addition to all playoff games, for the next three seasons,

• two NCAA college football games and two NCAA men’s college basketball games per week,

• 10 NCAA football bowl games, including the semifinals and finals and

• 20 NCAA men’s basketball tournament games, including the semi-finals and the finals.

We believe that this media offering will (i) increase the number of subscribers to Helbiz Unlimited or other subscription models, (ii) open up vehicle licensing and other opportunities in those Italian cities that currently have a team in Serie B but where we do not have a presence, (iii) generate revenue from the advertising through Helbiz Live, and (iv) generate additional revenue from the distribution of audiovisual rights, after having been appointed by the Serie B League as its exclusive international audiovisual right distributor (excluding Italy).

• Our food preparation and delivery offering.

In July 2021, we launched Helbiz Kitchen, our service through which users can order food for delivery through our mobile app. We will capture all of the revenues from such orders by preparing the food to be ordered in a ghost kitchen and having it delivered by our own drivers using our e-vehicles. Our pilot ghost kitchen is in an approximately 21,500 square foot facility in Milan, Italy that provides six menus centered on pizzas, hamburgers, salads, poke, sushi and ice cream. To this end, we have hired approximately 50 people as chefs, deliver drivers and technical and administrative personnel. In keeping with our ethos of providing eco-friendly offerings, our pilot ghost kitchen has an all-electric kitchen and uses biodegradable containers, utensils and packaging in our deliveries instead of plastics.

• Our in-house operations teams.

Unlike many other micro-mobility companies, we employ in-house operations teams in each market in which we operate rather than hiring outside third-party contractors to maintain our fleets. This operations team oversees all aspects of fleet maintenance, from charging and repairing to deploying each morning, redeploying throughout the day and picking up at night. We believe that this provides a higher quality of fleet maintenance and protects our brand by creating a uniform user experience no matter what city the user is in.

• A visionary founder led company - Our management team.

We are led by a management team with experience in developing emerging growth companies. Several executive officers have years of experience in consumer-facing industries.

Our Market Opportunity

Societal, industrial, and technological changes are shifting how we move, and they are transforming the mass-transportation market. Transportation is among the largest household expenditures. According to a 2019 report from McKinsey & Company, Micro-mobility is one of the fastest growing sectors in the world with a 19.9 compound annual growth rate and an estimated market potential by 2030 of $300 billion in the United States and $150 billion in Europe. We believe that we are in the early phase of capturing this opportunity and that use of our micro-mobility platform will, among other factors, continue to grow due to:

• Increasing Urban Population

We believe that the trend of urbanization amongst young professionals is a large opportunity for the micro-mobility industry as it specifically addresses first- and last-mile transport and connects users with the existing infrastructure. For city dwellers, shared e-scooters represent a viable and affordable means of daily transportation. Several consequences resulting from urbanization, such as congested roadways, heightened carbon footprints and limited parking spaces, are directly mitigated by micro-mobility solutions. Over half of the world’s population today lives in urban areas, according to United Nations Department of Economic and Social Affairs. With increasingly congested roadways and traffic speeds in many city centers averaging as little as 10 miles per hour, people are looking for transportation alternatives. Micro-mobility solutions offer people living in, and visiting, these cities potential benefits, including higher average speeds, less time spent waiting or parking, a lower cost of ownership, and the health benefits of being outdoors, among others.

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• The Rise of New First- and Last-Mile Options

From a consumer’s perspective, first- and last-mile transportation in congested cities can be inconvenient and costly when using traditional modes of transportation such as mass transit or personal vehicles, as well as when using ride sharing. New shared transportation modes are drastically improving the consumer’s experience, enabling riders to optimize across preferences including cost, comfort, and time.

According to Barclays Research, in the densest of cities, the cost per mile of an e-scooter is as much as one-third the cost of conventional auto options such as ride-hailing or driving a personal vehicle. In addition, car usage (taxi, ride-sharing or personal vehicle) remains the most expensive means of transport for any one-way urban commute under eight miles in length in the United States.

We believe these changes happening on a societal and technological level, are creating the foundation for a transportation shift and a reduction in car dependency in the long run that will be substituted with Transportation as a Service (“TaaS”).

• Popularity of On-Demand Services

Consumers have grown to love and appreciate having their world on demand and now expect to be able to access any product or service instantly on their terms and at their convenience. Older generations are transitioning and adopting to new technology faster than before, while younger generations are raised as digital natives. On-demand services are now an essential part of daily life and consumers prioritize intuitive and user-friendly platforms that make their lives easier.

• Urban Planners are Addressing the Issue of Congestion

Micro-mobility is good for city planning, taking up less space for roads and parking, and complementing mass transit schemes while creating more connected communities. Cities are addressing the issue of how to deal with peak transportation demand. Limited capacity causes congestion and one solution is to allow micro-mobility to support transportation demand peaks. Modern urban planners are actively looking for providers of micro-mobility solutions, are increasingly dedicating lanes to certain micro-mobility vehicles and are repurposing car parking to micro-mobility spaces.

• Increased Environmental Awareness

We believe that cities across the world and their residents are increasing their environmental awareness and actively taking steps to reduce their carbon footprint. As such, we believe that e-scooters, e-bicycles and e-mopeds, if approached in a sustainable, collaborative and safe manner with the cities where they operate, provide a feasible solution to this issue by replacing cars for first- and last-mile transport.

E-vehicles are green, efficient, and cheap and people are becoming increasingly conscious of the impact that their day-to-day actions have on the environment. Furthermore, they provide individuals with an opportunity to reduce their carbon footprints. According to a 2019 article in the Financial Times, a micro-mobility vehicle has a carbon footprint per mile of 28g compared to 292g for a full-sized vehicle.

In a world with scarce resources, we are devoted to make the best use of them. We believe that one of the most inefficient ways to go to point A to point B in a city is by car. Most of the car’s energy is used to move the weight of the car itself and not the weight of its occupants. By comparison, one kilowatt hour of energy moves a gasoline-powered car under a mile, a Tesla Model 3 drives for 4 miles and with the same amount of energy a person can ride our e-scooter for 80 miles.

• Hyper-Vertical Super App Trend Provides an Opportunity to Enhance our Platform’s Value

The hyper-vertical platform model, a variety of the super-app model adopted in Asia, focuses on covering the entire customer journey around a singular product or vertical. We see potential in the long term to gradually add services on top of our existing platform related to urban mobility that will enhance our customer experience when moving around cities and deepen the customers’ engagement while creating added value across services.

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Our Platform

Helbiz is built around four pillars: a growing and engaging network, cutting-edge technology, operational superiority and service focus.

A Growing and Engaging Network

Helbiz has developed a growing network of millions of riders, vehicles, trips, drivers and their underlying data, technology and infrastructure. The more trips, pickups or user interactions on our network, the more we are able to improve our network, optimize our operations and raise the quality of our services.

Our strategy is to leverage our fast and organic growth in the micro-mobility services to onboard customers with the intention of converting them to long-term platform users across verticals and with each additional offering, city, service or vertical aimed at increasing the value proposition and longevity of each user.

Cutting-Edge Technology

Seamlessly Integrated Ecosystem

Helbiz has built a cutting-edge ecosystem of tools, software and hardware for consumers, operations, and drivers to ensure complete transparency, integration and operational efficiencies. Instead of relying on a variety of limited third-party solutions, every tool we use is meticulously crafted in-house in conjunction with each other to create a symbiotic ecosystem that was specifically built around our operations, practices and needs. The result is a robust and highly functional framework with total operational control. Our main mobile platforms are our Helbiz app for consumers and our Helbiz Driver App for operational drivers managing our fleet. Both platforms are built on our proprietary “Core Platform Engine”. To power our operations, we built a suite of operational tools including our Helbiz Drive App, warehouse and inventory management and analytics, prediction algorithms and dispatch engine. Our entire ecosystem is fully implemented and operational globally.

Core Platform Engine

• Utilization & Prediction

Using real time and historical data, our technology helps us predict demand throughout the day and week to help us balance supply and demand and maintain optimal vehicle distribution and rebalancing. We believe that this leads to higher customer satisfaction while significantly minimizing operational costs.

• Dispatching & Matching Engine

Our proprietary dispatch engine and algorithms overlook and manage our global fleet of operational drivers globally, autonomously sending tasks, priorities, and routes to each Driver in real-time. In each instance, our algorithms review and consider multiple variables including vehicles, batteries, drivers, warehouses, distances, traffic, locations, inventory as well as utilization prediction and current status. Our dispatch engine is automatically responding to alerts or customer issues dispatching the nearest driver. We designed this system to ensure driver productivity, efficiency and a seamless operation.

• Geofencing

Using geofencing technology we can properly manage and remotely control our vehicles in accordance with government regulations. We implement a variety of virtual zones in our cities which automatically communicate with and control the setting of our vehicles to prevent clutter, irresponsible usage, and parking by controlling maximum speed, acceleration and disabling the throttle or the entering selected areas such as pedestrian zones or parks.

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• Parking Verifications

Using our proprietary technology, we are able to create virtual parking zones where customers are directed to pick up and leave our e-vehicles.

• Streaming Technology.

Our Helbiz Live app integrates our proprietary technology for the front-end authentication process with that of third-party service providers like Comintech S.r.l., an Italian technology company involved in audiovisual distribution, which will manage the back-end processes like feeds collection, encoding, voiceover, the content management system and the content delivery network.

Payment Technologies

We have developed a strong and scalable payment infrastructure that includes a variety of trusted payment options serving a diverse and global demographic. Helbiz has integrated payments as a core part of our technology stack, to be able to continue to innovate and expand to broaden the offering and meet the demands of our users, in deep collaboration with strong payment partners from Stripe, Telepass, Tinaba, E-Pay and Alipay. The result is a flexible payment infrastructure that supports all types of users and their preferences from pre-paying to post-paying for each trip or service with any instrument/service of their choice, including credit cards, debit cards, HelbizCash, Telepass, Alipay and cash through local partners.

In 2019, Helbiz introduced HelbizCash, which is a closed-loop digital wallet allowing customers to add funds upfront, receive rewards and use funds for all services and offerings inside the current and future Helbiz ecosystem as it grows in return for benefits, rewards and incentives.

Artificial Intelligence and machine learning

Recently, we have made AI & Machine Learning one of the key focal points of our development efforts to continue to support and power our operations. We use AI and machine learning, trained on historical transactions, geospatial data and trips, to help predict and optimize fleet utilization. Our utilization prediction paired with real time data, locations and statuses of all vehicles and drivers is the foundation of our Dispatch Engine which help make key decisions and autonomously deliver tasks and manage our Operational Drivers through the Helbiz Drivers App to ensure operational efficiency, maximized fleet utilization, maintenance, pickup/drop offs/battery swaps and re-balancing throughout our cities.

Operational Superiority

A robust and reliable driver network and infrastructure which ensures that vehicles are properly distributed, batteries charged and maintained is the foundation for the customer experience that we offer. We have built a flexible and scalable infrastructure to autonomously manage our fleets and drivers globally. Every city we operate in has a local on-ground operations team, drivers with extensive local knowledge and a global support system. Our service and platform are built around our operational experience gained over many years to get the operations right instead of rapidly and prematurely scaling. The long-term success, and profitability, of any micro-mobility operator is directly linked to the quality and efficiency of operations. For that reason, we meticulously built each technology tool used in our operations from scratch including warehouse and inventory management, the Helbiz Drivers App, our Dispatch Engine and management tools. All technology tools and platforms were built to work in conjunction with each other, and carefully selected and trained drivers.

• A hyper-local approach, on a global scale

One of core values is to approach each new city in a hyper-local manner. We hire locals, learn from locals, partner with local companies and interact with communities as a local to properly serve each city the way it should be served. Knowing and interacting with the cities we operate in beyond offering a service is crucial for becoming an integrated part of the local community and our long-term operational success. On a global level, we have built a highly flexible infrastructure that allows our software teams to work with and easily adapt our platform to localized needs of municipalities as a partner, not a service provider. On a local level, we hire locals, who live and breathe the core values of their city, to run our operations where they live.

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• In-House drivers

We believe our early success, both with customers and regulators, is directly linked to our commitment to solely hire and utilize in-house teams for our on-ground operations. Utilizing in-house teams, and not independent contractors like our competitors, allows us to properly train and oversee each worker. To cities and regulators, it means we can provide consistent service, respond to issues in real time, be fully accountable, work hand in hand with regulators and have our workers as an extension of our brand in the communities without relying on unscreened third-party workers and the uncertainties that come with such.

• AI powered with a human touch

We launch cities in partnership with local experts and train our Core Platform Engine to manage and optimize our cities based on local knowledge. Our Core Platform Engine monitor all conditions, rides and drivers and real time data to autonomously manage drivers and ensure proper vehicle coverage, freshly charged vehicles while optimizing routes and future deployments to maximize utilization.

• Support System

The cornerstone of our company and experience is our highly-rated customer experience. We have invested and trained our own Micro-Mobility support center that supports our drivers. All drivers are trained in their individual cities, monitored during shifts and have access to our Operational Managers should they need additional help. A reliable service starts with the support system we can offer our teams on the ground.

Service Focus

We provide our services with a care and focus that we believe sets us apart in our journey to power movement at scale in a rapidly changing environment. Our experience is built around the frictionless interaction between our software, our hardware and our cities and relies on our key points: agility, simplicity, and continued innovation.

• Experienced focused agility

We are built around a strong core software team that has built our software eco-system from scratch. We aim to provide services that are customer and city focused and have built a highly scalable and flexible infrastructure that allows our teams to rapidly release new features and offerings and adapt to local requirements and needs of local cities.

• Intuitive simplicity

We believe the Helbiz experience and app should be an extension of oneself, seamlessly connecting you with your city in a natural and intuitive way. We transform complexities into a simple platform that is inviting and easy to use while remaining powerful and versatile.

• Continuous Innovation

Our past and future success in a rapidly evolving industry relies on our ability to constantly research, innovate and optimize our vehicles, hardware, and operational tools. We have established a dedicated R&D department that is working directly with our manufactures to improve the riding and operational experience, increase vehicle lifespan and optimize profitability. With our focus on rapid and continuous innovation, Helbiz was among the first companies globally to integrate and utilize geofencing and parking verification technology throughout its operations.

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Benefits of the Helbiz Platform

Key Benefits for Users

Across our mobile platforms and consumer offerings we strive to create an experience that becomes a seamless extension of the user, intuitively creating a convenient, affordable, and reliable experience when interacting with their city.

• Convenience

We crafted the Helbiz app around efficient simplicity that allows a user to unlock their city with a touch of a button. We designed our proprietary technology to provide a convenient and frictionless user experience and well distributed, maintained and charged fleets across a variety of modes to suit the users’ needs. We strive to reduce the friction of moving and to always ensure available vehicles in your vicinity that allow you to beat traffic with ease without the hassle of having to deal with congestion, parking, ownership or cash transactions.

• Affordability

We believe everyone has the right to move freely on their own terms, and have the ability to optimize across cost, time and comfort. Our dockless e-vehicles enable customers to move and connect with their city at a low cost. For commuters and frequent riders, we introduced unlimited subscription plans in the third quart of 2020, allowing users to take unlimited 30-minute e-scooter and e-bike trips for a fixed monthly price, with affordability in mind.

• Reliability

Our mission is to be reliable enough to the point where our customers do not need to rely on cars or other modes of transportation or to plan ahead of time. We strive to properly serve cities and maintain e-vehicle density to meet the demand in all areas so that users always have access to a charged vehicle when they need one. Reliability is essential and the reason that we solely rely on in-house teams and drivers in our cities for improved accountability, control and response time for the most reliable customer experience. We aim to continue to improve on our quality, service, offerings and hardware, while accurately optimizing our predict and utilization algorithms and software.

Key Benefits for Communities/Cities

We believe the foundation for our growth and one of the key indicators for our future success is the amount of positive impact we can generate throughout or local communities in the following ways:

• Social

We connect people with their cities and communities, providing easy, fast, and reliable ways to get around directly eliminating the need for cars, private car ownership or parking. Our approach is community first and once we open a city, we engage to become an active part of the local community serving all groups, independent of socioeconomic status. Our Access Program offer discounted and free rides and subscriptions for students and low-income citizens ensuring their right to affordable transportation and freedom to move. Our Relief Rides Program, introduced in 2020, was established to provide free rides and support during national emergencies. During the early phases of COVID-19, we provided healthcare and essential workers in Italy and United States with unlimited free transportation to continue to serve our communities in a safe and reliable way during the lockdown. In April 2021, we offered up to 100,000 free rides on our e-bikes and e-scooters in the Italian cities in which we operate to people who need to go to approved facilities to receive their COVID-19 vaccinations.

• Economic - Increased economic well-being and quality of life

One of the key elements determining the level of economic well-being is the access to transportation and freedom of movement. We are not only offering users flexible and alternative transportation alternatives but are also connecting them with existing transit networks. We pride ourselves on serving all communities in our cities and re-balance our fleet to maintain vehicle density throughout the communities to offer a reliable service at a fair price point. We improve the quality of transportation city wide, helping to reduce transportation inequality, as car-centric mobility networks often exclude lower socio-economic groups.

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• Environmental - Less congestion, less pollution, more life

We are bringing life back to our cities by reducing congestion and reducing carbon emissions and pollution all while shifting our dependency on car ownership to TaaS. This promotes the creation of cities designed for people and not cars.

• Infrastructural - Increased value and connectedness of existing infrastructure

We are complementing existing city infrastructure and transport networks, directly increasing their value and connectedness, without requiring cities to spend vast number of resources on large scale public transport expansions with marginal return. We provide citizens with reliable alternatives that allows them to connect with the current transit networks where it was previously difficult. We are dedicated to improving upon our infrastructural impact and are exploring how to incorporate public transportation into our platform, to seamlessly be able to serve across multiple means of transportation within a single journey. For example, in the fourth quarter of 2020, we launched a partnership with Trenitalia, the largest train company in Italy, allowing users to purchase, store and redeem train tickets directly inside of the Helbiz platform. In addition to the direct benefits for the city and its citizens, we are helping to create lasting change and cities that are made for living. Up to 25% of the space in urban cities is allocated for car parking. This means less space for people, parks, and life. Our service does not only complement the existing infrastructure and provide new opportunities to connect but we can gradually help to shift our reliance away from private car ownership, re-purpose the space in our cities and boost well-being.

Value Proposition for Advertisers

• Unique Targeting - Interact with consumers and their environment on the go

On Helbiz, businesses have a unique opportunity to connect with potential customers through engaging and visual content. We know where all riding users are at all time and can specifically target them the exact second, they are near an advertiser’s location, or any specified location, to create custom experiences that increase real life conversion and engagement with advertisements. Most people seeing an advertisement usually interact with them from the comfort of their home and not when they are on the move in the vicinity.

• Valuable Audience - Reach a large conscientious demographic

Helbiz has a deep reach in the cities where it operates, with support from both government and citizens who are active supporters of our convenient, forward thinking and green initiatives. Through Helbiz, businesses can reach a large unique, savvy, and conscientious demographic when they want and where they want.

Helbiz is still in the early stages of building our advertising product suite that fully extracts the value of the alignment between users and businesses, but we believe it will be a competitive advantage over the long term as we expand our tools and services.

• Environmental - Support and align with a mission for a greener tomorrow

The growing importance of sustainability and carbon emissions has been one of the key trends in recent years. Communicating sustainability effectively ranks among the most important aspect of brand strategy across all industries. Helbiz allows businesses to seamlessly integrate into our platform and align with our mission with the ability to communicate their message through our well-respected platform.

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Our Offerings and Products

Our multimodal platform offers our riders frictionless, efficient, and affordable access to a growing variety of transportation options.

• E-Scooter, E-Bikes and E-Mopeds

We have established a network of shared owned e-scooters, e-bikes and e-mopeds in a number of cities serving the needs or a diverse demographic looking for affordable, efficient, green and more active alternatives for short trips.

• Public Transit

As a pilot program, we will offer integrated third-party public transit in a frictionless experience allowing users to purchase, store and redeem train tickets directly inside of the Helbiz platform. By integrating public transit into our own proprietary offerings, we will be able to create a more connected transportation network to seamlessly be able to serve across multiple means of transportation within a single journey. The result will be a more connected transportation network that complements current city infrastructure and increases convenience and the engagement of riders with our platform.

• Streaming Content.

Starting in August 2021, we began providing media content to subscribers to Helbiz Unlimited, our offering that provides unlimited monthly use of our e-scooters and e-bikes for a fixed fee, and through other subscription models. We started streaming content in Italy with the 390 games per season of the Italian Serie B soccer league for the next three seasons, and we are looking to offer these games in other countries where we are present. We have added, are also looking to add, additional content, with a focus on sporting events, in the near future.

• Food for delivery.

In July 2021, we launched Helbiz Kitchen, our service through which users can order food that we prepare for delivery through our mobile app. We capture all the revenues from such orders by preparing the food that is ordered in a ghost kitchen and having it delivered by our own drivers using our e-vehicles. Our pilot ghost kitchen operates from an approximately 21,500 square foot facility in Milan, Italy that provides six menus centered on pizzas, hamburgers, salads, poke, sushi and ice cream.

The Helbiz Rider Experience

Our mission is to reshape the transportation industry through innovative and sustainable mobility solutions to create cities made for living that solve the transportation needs of our riders and enable them to reach their destinations quickly, conveniently and affordably. This mission all starts with the Helbiz app, the core part of the Helbiz experience which intuitively connect our users with our vast network of vehicles and platforms. We are determined to provide our users with the best experience and have built a scalable infrastructure that allows us to rapidly add new features, options and platforms.

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Our Rider App

The Helbiz app provides users the ability to get around and connect with their city through a variety of transportation modes The Helbiz app is designed to be lightning fast, intuitive, and frictionless enabling users to rent and ride with ease. Our typical rental process can be summarized in the four steps in the following graphics:

Additional app functionality includes the ability to book and reserve vehicles, briefly pause and lock a vehicle in ride, an extensive help toolkit and spoken, written and in-app support 24 hours per day in six languages. We are dedicated to continuing to improve our platform and features to continue to offer the best experience in the industry.

Subscription Plans

In addition to our pay-as-you-ride per minute ride structure, we also offer a subscription plan for riders on a monthly basis. We see our subscription plan as an important step toward providing a convenient transportation alternative that address our riders’ preferences and budgets to make micro-mobility through Helbiz their commute of choice. Our subscription plan is purchased upfront and guarantees access to a set amount of time, and all subscriptions can be cancelled at any time.

Types of subscriptions include:

•	Helbiz Unlimited: Take as many 30 minutes trips as the customer wants on our e-scooters and e-bikes on a monthly basis for a fixed price. Subscribers to Helbiz Unlimited will have access to our streaming content, which debuted in August 2021 and includes all 390 games per season of the Italian Serie B soccer league for the next three seasons, live and on demand streaming rights for up to four Major League Baseball games weekly, select games from the German football cup, select NCAA football games, select NCAA men’s basketball games and other content. We have added and are looking to continue to add additional content, with a focus on sporting events, in the near future. Subscribers to Helbiz Unlimited will also not have to pay any delivery fees for the delivery of our food.

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The Advertisement Experience

Helbiz users are always on the move and interacting with their local communities. Advertisers have the opportunity to put relevant content in front of them at every stage of this journey. Unlike other ad platforms, Helbiz interacts directly with consumers and their environment while they are on-the-go. We have understood this unique opportunity since our early days, but only begun to fully translate it into a value adding ad product suite in late 2020 as our reach and potential significantly increased.

A well-integrated and intelligent advertisement experience is one of the cornerstones that allow us to be less dependent on operational revenues and offer a more competitive service globally.

While we are actively working on expanding our offering and tools it currently includes:

•	Unlock advertisement: which use Helbiz as a digital billboard to show a full screen video message every time a user unlocks a Helbiz vehicle globally, in a specific city or targeted area;

•	Location based advertisements: which trigger advertisements when a user is in the vicinity of a specific location;

•	Map branding: which enables companies to sponsor pins, parking spots or specific locations on the map; and

•	Vehicle co-branding: which custom wraps our vehicles for a maximum-visibility, full-takeover campaign, paid per vehicle on a daily basis.

Our Driver App Experience

To ensure our vehicles are properly distributed, charged, maintained and always ready to rent, comes down to our operational excellence. That in turn starts with our drivers and Driver App. Our drivers, and the software that manage them and our fleet, is the glue that makes people depend on us as a part of their daily commute and transportation needs.

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The Helbiz Driver App

Our drivers simply tap ‘Start Shift’ inside the Helbiz Driver app to start a shift. Drivers will automatically start to receive tasks, on-screen instruction, and turn-by-turn navigation to handle their shift and objectives with ease. Every step of the way the driver is guided in an intuitive way to pick up and swap batteries and reposition and maintain vehicles. By tracking every movement, action, route, pickup and drop off, Helbiz has an overview of each city’s operation and is able to support of our operational support teams.

Additional app functionality includes the ability to accept/decline tasks, access to real time vehicle data, a support kit and analytics.

Currently the entire Helbiz operation is operated by in-house employees only, but the Driver App is built on a highly scalable and flexible infrastructure allowing us to seamlessly introduce and scale up driver supply using freelancer and independent contractors if required.

Technology Infrastructure

We have assembled core product teams with a full-stack development model within a broad range of technical areas to help us power our technology platform and vehicles across the globe and the solve the challenges that arise from delivering reliable services in the physical world in real time. We are tech driven at our core and deploy technical innovations to optimize operations, increase oversight while improving our scalability. We have built a mobile first and platform agnostic suite within the micro-mobility space constituting of a series of proprietary tech platforms and drivers, including operational and analytical and optimizing and decision-making tools, that all operate in conjunction. Every individual component is built on top of our scalable tech stack that enables us to manage spikes in usage and rapidly launch new products, features and services.

We developed our platform for autonomy, scalability and high accountability. Our success in a fast-moving industry, and relationships with the cities we operate in, is directly linked to our flexibility and development velocity. We currently use third party, AWS, for cloud computing services to help us deliver and host our platform and quickly scale up our services to meet surges in demand and support any product changes we are introducing. We utilize multiple data centers located in the United States and Europe where redundant copies are stored and replicated reliably within each region.

Sales & Marketing

Helbiz is marketing its offering to users through brand advertising, direct marketing and fostering rapid adoption through on-street presence and strategic partnerships. We use a variety of broad campaigns from television ads to strategic joint partnerships with strong local brands to promote our platform and extend our service to existing loyal user bases. On a local street level, Helbiz is devoted to a vast amount of educational and community events where we and our engaging team foster deeper connections in the cities we operate in, while our vehicles act as moving billboards for organic user growth. Our direct marketing is made up of promotions, referrals and time-based incentives where we attract consumers through a tailored combination, depending in the city, of sponsored search, targeted social media, push & text notifications and email campaigns. As we grow, we are focused on optimizing and making our marketing & sales spend more effective in attracting high converting users and in encouraging cross vertical spending in a structured and measurable way to significantly enhance customer retention and lifetime value.

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Helbiz Media

We formed Helbiz Media, our wholly-owned subsidiary dedicated to the acquisition and distribution of content over Helbiz Live, a new internally developed app that is separate from our micro-mobility app. From the start, Helbiz Live will be included in our monthly subscription: Helbiz Unlimited, our offering of unlimited monthly e-bike and e-scooter use for a fixed fee, and we may make it available through other subscription models. Helbiz Media’s principal activities will include:

•	Acquiring content. Helbiz Media is charged with acquiring the rights to stream media content on Helbiz Live, with a focus on acquiring the rights to broadcast sporting events. The first content that Helbiz Media has acquired, for the Italian territory, are approximately 390 regular season games in the Italian Serie B soccer league. League Serie B will take care of the TV productions of all matches and will provide the feeds to Helbiz Media. Helbiz Live expanded its content offering to include (i) partnering with ESPN to broadcast on its App in Italy (a) two NCAA college football games and two NCAA men’s college basketball games per week, (b) 10 NCAA football bowl games, including the semifinals and finals and (c) 20 NCAA men’s basketball tournament games, including the semi-finals and the finals and (ii) acquiring the rights to stream live and on demand up to four Major League Baseball games weekly, in addition to all playoff games, for the next three seasons.

•	Distributing content. Some of the content that we acquire the rights to broadcast in a specific territory may be coupled with the right to further distribute such content outside of that territory. For example, our right to broadcast the next three seasons of Serie B soccer games in Italy, includes the right to distribute and commercialize those rights outside of Italy. We intend to generate revenue from such distribution.

•	Advertising. Helbiz Media will coordinate the sale of advertising for our micro-mobility business as well as Helbiz Live.

Helbiz Kitchen

Helbiz Kitchen, is a delivery-only “ghost kitchen” restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order meals. Users are able to order meals on our mobile App for delivery to their home, office or other desired location, and we will prepare and deliver such meals using our e-vehicles. We capture all of the revenue from the meal order and the delivery as there will be no middle person.

We launched Helbiz Kitchen in June 2021 with a pilot ghost kitchen in Milan, Italy. Our approximately 21,500 square foot facility in Milan offers six menus of dishes (pizza, hamburgers, poke, salads, sushi and ice cream) for 12 hours a day, seven days a week, and we intend to expand the variety of the menus and the hours of operation in the near future. We have hired 60 people in connection with our ghost kitchen in Milan including chefs, delivery drivers and technical and administrative personnel and are looking to increase the number of employees for that ghost kitchen alone to 80.

Platform User Support

The cornerstone of our company and experience is our top-rated customer experience. We have invested and trained our own micro-mobility support center. Our support hub was established in Serbia and is today offering in-app, written, and spoken 24/7 support natively in six languages for customers and drivers around the globe.

Competition

We provide transportation services, particularly those in the urban micro-mobility category (generally, intra-city trips that less than five miles). As a result, we compete with other modes and providers of transport. For our e-scooter, e-bike and e-moped sharing services, this includes busses, subways, bicycles, cars, trains, motorcycles, scooters and walking, among other short-distance transportation modes.

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Our services compete directly with many TaaS companies. The market for TaaS networks is intensely competitive and characterized by rapid changes in technology, shifting rider needs and frequent introductions of new service and offerings. We expect competition to continue, both from current competitors, who may be well-established and enjoy greater resources or other strategic advantages, as well as new entrants into the market, some of which may become significant competitors in the future. Our main competitors in the micro-mobility sharing market vary by market but include Lime, Lyft, Bird, Spin and Wind. We also compete with car sharing services such as Uber and Lyft, certain non-ridesharing TaaS network companies, public transportation, taxicab, and livery companies as well as traditional automotive manufacturers, such as BMW, which have entered the TaaS market, among others.

We believe the essential competitive factors in our market include the following:

• coverage and availability of access;

• scale of network;

• product design;

• ease of adoption and use;

• partnerships and integrations;

• branding;

• safety;

• innovation;

• regulatory relations; and

• prices.

Many of our competitors and potential competitors are larger and have greater brand name recognition, longer operating histories, larger marketing budgets, established marketing relationships, access to larger customer bases and significantly greater resources for the development of their offerings. For additional information about the risks to our business related to competition, see our Risk Factors.

Strategy

We are one of the few established micro-mobility operators with a truly scalable infrastructure, deep engagement in our cities and a clear path to capture the opportunity of the fast-growing micro-mobility industry. We plan to leverage our strengths to outperform our competition with the following growth strategies:

•	Grow our Rider base. We see significant opportunity to continue to grow our rider base. We strive to continue drive organic adoption by continued investments in fleet, brand, and consumer awareness. We also offer incentives for first time riders and referrals and plan to continue to grow our incentive programs to foster organic grow. Additionally, we seek to expanding our offering beyond e-scooters, e-bikes and e-mopeds to properly serve all demographics in cities and increase the reach of our platform. Micro-mobility is an industry in its infancy, and Helbiz introduced this technology in Italy, which involved significant user education to shift engraved user behavior. As other slower adapting demographics gradually adopt micro-mobility and the growing percentage of the population who are born as digital natives become of age or increase their spending power, we believe we will benefit from a significant growth not only in rider base but lifetime value across verticals as well.

•	Increase penetration in our existing markets. Although in Italy we are currently a market leader based on vehicles authorized and licenses obtained, we see room for further growth and plan to deploy new e-scooters, e-bikes and e-mopeds into both existing and new service areas in order to meet rising demand. Furthermore, we believe that there is significant opportunity for growth in the United States, as more cities are embracing shared shared-mobility services and municipalities with existing pilot programs and licensed services are ready for license renewals.

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•	Continue expanding into new markets with optimal regulatory conditions and transportation infrastructure. As authorities around the world begin to adopt acceptable rules and regulations surrounding dock-less e-scooter, e-bike and e-moped sharing, we plan to take advantage of our tech-driven platform, operational excellence and services to offer these cities a sustainable solution. Some of the largest cities and markets in the world have not established regulations to pave the way for these new forms of transit, like New York and Philadelphia. We will continue to work closely with local regulators globally to unlock these markets and establish a long-term and sustainable relationship. We plan on targeting cities with established infrastructure.

•	Increase our use cases. We intend to continue to expand our offerings and products to make Helbiz the transportation platform of choice for all demographics and use cases. We aim to offer product to simplify travel decision making, become a fully integrated A-to-B solution within existing transit network while expanding our subscription packages and B2B offerings among other things through centralized enterprise tools and bulk packages for universities and businesses, to offer, manage and cover transportation needs and of employees and students.

•	Expand multimodal offerings. We continue our mission to make Helbiz the number one transportation ecosystem, and we believe that it is essential to address a wide range of transportation needs and preferences for an inclusive offering across demographics. We recently launched e-bikes and e-mopeds in addition to our e-scooters to serve a different demographic and are working on seamlessly integrating public transit to enable riders to optimize their trips across all available offerings based on their preferences.

•	Leverage our platform to launch new products. We believe that we can continue to innovate, solve complex challenges and create platforms on top of our robust and scalable technological infrastructure to meet the localized needs of the mass market consumer, who is already using Helbiz daily, with new services from payments solutions, public transportation and food delivery. Being a high adoption consumer platform with deep penetration in core markets, we believe that we have a unique opportunity to extend our ecosystem and platform offering around the needs of our consumers leveraging our low customer acquisition costs to fuel long-term value and impact. Each platform offering increases the value of our overall platform, enables us to attract new platform users, deepens the individual engagement and retention within the platform while significantly boosting lifetime value across platform and platform loyalty. Our mission is to combine all offerings in a seamless platform meeting all localized needs of the mass market consumer on demand, beyond micro-mobility.

•	Grow rider ecosystem spend. As we continue to grow our brand loyalty and offerings, products, use cases and customer experience, the stickiness of our customers increase, integrating Helbiz more into their daily lives and routines. We believe that this will grow their total ecosystem spend exponentially over time.

•	Pursue strategic partnerships. Our early success, despite much less funding than U.S. competitors, was among other things due to our hyper-local approach where we as a young company tailored our approach to the individual city while partnering with well-established companies with loyal customer bases, influence, and synergy to allow us to quickly harness brand awareness, capitalize on their existing reputation for rapid adoption. We intend to continue to pursue strategic synergetic partnerships to strengthen our brand, offering and market adoption.

•	Continued research and development to increase vehicle-level economics and user experience. Our team is constantly developing new ideas for all facets of our business. From continued development on our mobile application to hardware development for our e-scooters, e-bikes and e-mopeds, we are actively pursuing ways to serve our customers and create a sustainable and profitable business. We have drastically increased lifespan of our entire fleet and the daily availability through 3 generations of vehicles and moving from built-in batteries to swappable batteries eliminating the need to pick up and charge the entire fleet every night allowing vehicles to remain on the street and operational.

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•	Target non-traditional markets. We believe that in the rush to compete in the micro-mobility market, many of our competitors have overlooked markets that might not be considered traditional consumers of micro-mobility services. These markets include hotels, amusement parks, convention halls, airports and other third parties that see a need to provide their customers with additional methods of short-distance transportation. We are exploring these markets and negotiating terms outside our conventional rental arrangements.

•	Acquire media content to complement our brand. We intend to acquire high-quality media content that we deem dynamic and vibrant, particularly live sporting events. By expanding the entertainment options available on Helbiz Live, we can increase the appeal of this offering with the goal of adding new subscribers.

•	Expand our Helbiz Kitchen offering. In July 2021, we launched Helbiz Kitchen, a delivery-only “ghost kitchen” restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order meals, with the opening of our pilot ghost kitchen in Milan, Italy which we intend to follow with other ghost kitchens in the near future. Through Helbiz Kitchen, we will generate revenues from the sale of the food and from the delivery of it.

•	Invest in technology to strengthen platform and increase efficiency. We plan to continue to invest in and develop our proprietary technologies and core platform drivers to optimize our operations, autonomy and scalability. These investments will allow us to continue to increase our efficiencies and lower our operational costs offering our riders an affordable and high-quality experience.
•	Grow Advertisement Opportunities. We are continuing to grow our advertisement offering and integrations. As we rolled out in-app advertisement in 2020. We expect to be able to significantly grow our overall advertisement revenues as we roll out advertisement in all cities and combine it with additional and more complex advertisement types and dedicated advertisement management tools for enterprises. We are still in the early stages of building an advertising product suite that fully taps the value of this alignment between pinners and advertisers, but we believe it will be a competitive advantage over the long term.

Seasonality

Each city and region where we operate or intend to operate has unique seasonality, events and weather that can increase or decrease rider demand for our platform. We expect to experience different levels of seasonality in each market in which we operate, typically correlated to changes in the number of local residents and visitors. Ride volume can also be impacted by general trends in business or travel and tourism. Certain holidays can have an impact on ride volume on the holiday itself or during the preceding and subsequent weekends. In addition, rain, snow and cold weather tend to increase the demand for car-based transportation but reduce the demand for e-scooter, e-bike and e-moped rentals.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, such trademarks might not be granted, might be challenged, invalidated, or circumvented or might not provide competitive advantages to us.

We also plan to rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plan to consult with intellectual property counsel to determine what patents we may be able to file to protect our intellectual property. As of the date of this annual report, we do not have any patents in the United States or any other country, but on November 4, 2019, we filed a patent application in the United States for our smart parking technology (patent application number: 16/673,518).  Although we believe that some of our technology may be patentable, such patents might not be granted, might be challenged, invalidated, or circumvented or the rights granted thereunder or under licensing agreements might not provide competitive advantages to us. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of our development personnel than the legal protection afforded our existing technology.

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Our success depends in part, upon our proprietary software technology and proprietary App. We have not yet protected our software through copyright or other regulatory measures. Our standard intellectual property confidentiality and assignment agreement with employees, consultants and others who participate in the development of our software might be breached, we might not have adequate remedies for any breach, or our trade secrets might not otherwise become known to or independently developed by competitors. Our efforts to protect our proprietary technology might not prevent others from developing and designing products or technology similar to or competitive with those of ours. Our success depends in part, on our continued ability to license and use third-party technology that is integral to the functionality of our products and App. This includes functions such as our payment gateway that we use for handling credit card payments, subscriptions and wallet top-ups (which we license through Stripe), interfacing with vehicles from certain suppliers (such as our license with Segway), hosting our server infrastructure (provided by Amazon Web Services) and hosting our data for analytics (provided by Google Cloud). An inability to continue to procure or use such technology likely would have a material adverse effect on our business, operating results or financial condition.

Our intellectual property is secured to a syndicated loan and security agreement entered into in 2021.

We do not intend to create or own any of the media content to be streamed on our Helbiz Live platform. Instead we plan to license such content. We have acquired a three-year license to broadcast in Italy for each of the next three seasons all 390 regular season games in the Italian Serie B soccer league. We will not own any of the intellectual property associated with such games, the league or the teams in the league.

Authorizations and licenses in force

We work closely with the cities where we operate to determine the local services we provide. This includes determining fleet size, deployment locations, hours of operation and pricing. After local operations begin, we revise these determinations using real-time data. We consider compliance with requirements around parking, deployment and redistribution, and rider education to be of the utmost importance. We operate in the following cities in the following countries.

Italy

We are a substantial operator in Italy in the micro-mobility environment.  During the six months ended June 30, 2022, we provided sharing electric mobility services in the following Italian cities:

•        E-scooter: Rome, Milan, Turin, Naples, Parma, Palermo, Collegno, Pisa, Modena, Ravenna, Latina, Pescara, Bari, Ferrara, Fiumicino, Montesilvano, Cesena, Reggio Emilia, Frosinone, Catania and San Giovanni Teatino; and

•        E-moped: Milan, Turin, Florence, Genova, and Pescara.

United States

In 2019, we started our expansion to the United States. During the six months ended June 30, 2022, we provided the following services in the following U.S. cities:

•        E-scooter services: Washington (D.C.), Sacramento, (California), Charlotte (North Carolina), Santa Barbara (California), Miami (Florida), Jacksonville (Florida), Miami Lakes (Florida), Miami Dade (Florida), Oklahoma City (Oklahoma), and Durham (North Carolina);

•         E-bike services: Miami Lakes (Florida).

Insurance

Although we pride ourselves on our commitment to safety, the sheer volume of users increases the likelihood or serious injury or property damage as a result of the use of our vehicles. To mitigate our exposure to liability from any such injuries or damage, we provide general liability insurance in the cities where we operate to cover third-party bodily injury or property damage resulting from one of our vehicles. The insurance does not cover instances where the user is at fault, but rather damages arising from faulty vehicles or maintenance issues. Additionally, such general liability insurance is required in the U.S. and Italian cities in which we operate and seek to operate.

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Insurance in the micro-mobility industry is unique as it is a limited marketplace. There are only a handful of carriers that will write insurance for it and even less for multi city operators. We have our insurance policies with Apollo Underwriting Ltd. covering the U.S. market and Societa’ Reale Mutua Assicurazione for the Italian market. These policies give us the ability to purchase coverage if and when we get permits for additional cities.

Partnerships

We believe that partnerships are a great way to offer our users services that we cannot provide on our own, provide our brand to greater exposure and expand our user base. We have focused our efforts to create partnerships in three industries in particular: the micro-mobility industry, the fintech industry and the entertainment industry.

Mobility Partnerships

Telepass

Our first major partnership was with Telepass, a leader in Southern European mobility services. By becoming our official partner and sponsor, Telepass provided us with more concrete and credible brand awareness in Italy. The partnership consists of a deep integration between our app and the Telepass Pay app where existing members of Telepass services are awarded exclusive deals to use our e-scooters. To emphasize our commitment to the partnership, we co-branded our Italian e-scooter and e-bike fleets with both the Helbiz and Telepass brand logos.

Pursuant to the new agreement entered on September 6, 2022, Telepass will pay us a total of €50,000 for marketing opportunities provided by us and an additional €250,000 for the concession fee payable by us to the customer. In exchange, we offered 50% discount to Telepass users on e-scooters and e-bikes.

Our partnership with Telepass expired in June 2023.

Moovit

We have partnered with Moovit on a global scale to become their official micro-mobility partner in every city where we currently operate. Moovit provides public transportation management solutions in over 3,000 cities, 94 countries and in 45 languages. Moovit utilizes data from more than 7,000 transit agencies and its own community of users to provide multimodal transit solutions to enhance efficiency and speed of intra-urban transportation for its users. We began sharing respective localized strengths to further integrate our services with public transportation networks.

Moovit assists intra-city travelers due to their API that provides users with real-time data on public transit routes, arrival times and pricing. Moovit now allows their users to find Helbiz electric scooters, e-bikes and soon e-mopeds via their mobile app. This provides an additional method for avoiding traffic jams and other intra-urban mobility obstacles that arise inside cities on a daily basis. Moovit therefore promotes our sustainable first and last-mile mobility solutions for intra-urban travel to be used in conjunction with public transport.

Pursuant to the agreement, we agreed to share with Moovit all our micro-mobility information in order to implement and integrate it with Moovit’s services with priority over other services providers in our business. Our agreement with Moovit expires in March 2023 and is automatically renewable for one-year extensions, unless either party provides at least 60 days’ prior written notice to the other party stating the intent not to renew prior to the end of the term. Either party may terminate the agreement at any time for no reason with 90 days’ prior written notice. Such notice period is reduced to 30 days if there is a change of control of either party. Either party may also terminate the agreement if the other party breaches any material terms of the agreement and does not cure the breach within 15 days after receiving written notice from the non-breaching party.

In October 2021, we announced plans to expand the integration of our electric vehicles within the Moovit app so that Moovit users will have access to our suite of micro-mobility vehicles in the cities in which we operate.

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Trenitalia

We have partnered with Italy’s National Public Railway transportation provider, Trenitalia, to expand their riders’ options of getting to and from train stations. Trenitalia provides us with dedicated parking areas outside of the major train stations in the Italian cities in which we currently operate. We provide promotions and discounts to Trenitalia users to use our vehicles before and/or after their journeys. Trenitalia has engaged in a vast marketing plan to advertise our services inside their train stations, inside train screens and magazines, inside dedicated tabs in their mobile app, and on their website. Reciprocally, we have committed to co-branding our Italian fleet with Trenitalia-dedicated graphics.

Pursuant to the agreement, we will provide Trenitalia users vouchers for free rides and discounts and such promotion will be advertised on Trenitalia’s website, in certain trains and train station lounges and through jointly planned educational events around Italy. Our agreement with Trenitalia expires in May 2023, unless either party provides at least 60 days’ prior written notice to the other party stating the intent not to renew prior to the end of such term. Either party can terminate the agreement with 60 days’ prior written notice.

FinTech Partnership

Alipay & Tinaba

On January 16, 2020, we signed a European collaboration agreement with Alipay, a payment method owned by the Alibaba group, and Tinaba, a digital wallet owned by Banca Profilo. This partnership allows our users to use Alipay as a payment method inside our app. They have the ability to add a specific amount of Helbiz credit directly from their apps, removing the need to insert a credit or debit card into our system. Alipay and Tinaba users who do so are given exclusive promotions. The partnership envisions allowing Alipay users to make use of our service directly from the Alipay app.

The agreement with Tinaba will expire in January 2023 and is renewable. Either party can terminate the agreement with 30 days’ prior written notice.

E-Pay

November 2020, Helbiz signs an agreement with EPAY, part of the Euronet Group, to allow its user base to purchase In-App Wallet Credit in cash through a network of 51,650 physical stores in Italy, allowing potential users without a debit/credit card the ability to make use of our sustainable services. This network of physical points of sale, composed of Supermarkets (ex. Carrefour, Esselunga, Finiper, Penny Market), Libraries (ex. Feltrinelli, Mondadori), Tobacco stores, Electronic Stores and direct distributors, extends itself across the entire country easing access to the Helbiz micro-mobility services and to future parallels on which the company is currently working on.

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The agreement is an open-ended agreement without terms between the Company and E-Pay. Helbiz will request a renegotiation of the agreement in June 2023 after three years of collaboration. Either party can terminate the agreement with a 30 days’ prior written notice to the other party. Pursuant to the agreement, Helbiz will pay E-Pay a fixed Fee of €12,000 for the service, a maintenance fee of €1,000 on a monthly basis, and a distribution fee which is calculated as 10% of any transaction’s face value.

Entertainment Partnership

Miami FC

We are the official Mobility Partner of the football club Miami FC and its first-ever jersey sponsor. Our e-scooters will play an active role on gameday, facilitating transport for fans from the parking lot to Miami FC’s 20,000 seat stadium. We offer exclusive benefits for Miami FC season ticketholders, providing discounts for e-scooter rides across Miami, or any other city where we operate. Helbiz and Miami FC are committed to the community and are dedicated to positively impacting its future.

We agreed to sponsor Miami FC for the 2020, 2021, 2022 and 2023 USL Championship Seasons, for an average cost per Season amounted to $444,000, in exchange for advertising and promotional opportunities made by Miami FC. These sponsorship opportunities include uniform branding, TV and social media promotions, stadium marketing, market activations, community events, corporate and media events, and merchandise.

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Our agreement with Miami FC expires upon the conclusion of the Miami FC’s 2023 United Soccer League Championship season. We may terminate the agreement with at least 180 days’ notice if we cease operations in the South Florida Market or if the United Soccer League Championship is terminated or reduces its schedule of games per season to 30 or less. Either party can terminate the agreement if the other party commences procedures in connection with bankruptcy or insolvency. If either party materially breached the agreement, the non-breaching party can terminate the agreement with 30 days’ prior written notice.

Suppliers

We subcontract the manufacturing, assembly and testing of our vehicles to third-party suppliers mainly located in Asia. Our supply chain department is responsible for coordinating the relationship with the third-party suppliers and is constantly working with current manufactures in a collaborative effort to improve and optimize existing hardware, design, and build custom proprietary vehicles for custom needs while also looking for alternative manufacturers, solutions, and supply routes to ensure that we stay on the forefront of the rapid technological advancements in our industry.

The typical supply chain timeline requires on average three-months from manufacturing the e-vehicles, delivery to deploying in the relevant markets. The process depends on the typical supply lines running via sea, train and air. A mix of local suppliers and suppliers based in Asia, are responsible for providing us spare parts for our e-vehicles.

Overall, we depend upon a limited number of third parties to perform these functions, some of which are only available from single sources with which we have flexible contracts in place. In particular, we rely on:

• Stripe for the processing of customer payments;

• Segway Group for the supply of e-scooters and looking forward also a new version of e-mopeds and e-bikes; and

• V-Moto Soco Group for the supply of e-mopeds.

Stripe

Pursuant to the agreement, the debit and credit cards service fees are calculated based on preceding month’s total card transaction volume. The service fees range from €0.01 to €0.02 per card payment. For example, if the net monthly card volume is €0 to €250,000, the fixed amount per payment card is €0.02; if the net monthly card volume is €500,000 to €1,250,000, the fixed amount per payment card is €0.015. The higher the monthly card volume, the lower the service fee.

Our agreement with Stripe expires in September 2023.

Segway

Pursuant to our agreements with Segway, we purchased approximately 7,000 e-scooters, in 2020. Segway charges a monthly fee for its licensed technology. An e-scooter is considered an active product for any month that is active at any time during that month. Segway also charges hourly technical support fees. In addition, Segway imposes minimum service fees. Our agreement with Segway will expire in May 2023, unless either party provides at least 60 days’ prior written notice stating the intent not to renew prior to the end of such term. Either party may terminate the agreement if the other party breaches any material terms of the agreement and does not cure the breach within 30 days after receiving written notice from the non-breaching party. Additionally, Segway may terminate the agreement if we breach our obligation to make payments, to comply with the restriction on use and resale of Segway’s products, the laws and other programs applicable to the use of Segway’s products, the license of Segway’s technology and software, privacy and data securities, and confidentiality and fails to cure such breach within 10 days after notice of breach from Segway. Segway may also terminate the agreement with 30 days’ prior written notice if Segway reasonably believes our operations create undue risks for Segway, the end users or other third parties or if Segway reasonably believes that any new laws or amendments to existing law makes the performance of the agreement unlawful or impracticable. Lastly, Segway may terminate the agreement immediately if we file for bankruptcy.

Employees

As of September 28, 2022, we had 309 full-time employees, no part-time employees, based at our offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

The following table sets out the number of our employees and consultants on a full-time and part-time basis:

Position	Employees
Management and administration	62
Operations	166
Customer Support	33
Technology/Research & Development	48
Total	309

Our business plan entails expanding our micro-mobility sharing services to multiple cities in the near term. As we expand our shared micro-mobility services and provide new services, our property needs will increase for office space, pick-up and drop-off locations and industrial space.

Government Regulation

We are subject to a wide variety of laws in Europe, the United States and other jurisdictions. Laws, regulations and standards governing issues such as e-scooter, e-bike and e-moped sharing, product liability, personal injury, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, terms of service and mobile application accessibility are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies.

The TaaS industry and our business model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to our industry and related technologies. As we expand our business into new markets or introduce new offerings into existing markets, regulatory bodies or courts may claim that we or users on our platform are subject to additional requirements, or that we are prohibited from conducting our business in certain jurisdictions, or that users on our platform are prohibited from using our platform, either generally or with respect to certain offerings.

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Certain jurisdictions and governmental entities require us to obtain permits, pay fees or penalties or comply with certain other requirements to provide our micro-mobility vehicle sharing. For example, in the United States the cities where we operate or are applying to operate often require a written description of our proposed activities in order to obtain a license to operate therein. These jurisdictions and governmental entities may reject our applications for permits, deny renewals, delay our ability to operate, increase their fees or charge new types of fees or impose additional restrictions on our operations not found in local laws or regulations, any of which could adversely affect our business, financial condition and results of operations. In addition, in Italy, regulatory framework of micro-mobility vehicle sharing is characterized by the adoption of national legislative measures, in continuous and constant evolution. In particular, Italian Law no. 160 of December 27, 2019 equated the electrical scooters, having a maximum power of 0.5 KW and a maximum speed of 25 km/h, with the velocipedes (and not to mopeds) and defined sanction procedures, traffic areas, speed limits, safety devices, electrical scooters correct use, technical and construction characteristics. With reference to modalities and characteristics of sharing mobility services, it is necessary to underline that each municipality may authorize, with specific decision, the provision of such services, specified the following:

• number of licenses or authorizations granted;

• number of vehicles admitted on municipal territory;

• insurance duties upon the operator;

• the parking areas and rules; and

• road infrastructures or parts of those devoted or prohibited to the road circulation of micro-mobility devices.

Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business, or they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. Such regulatory scrutiny or action may create different or conflicting obligations on us from one jurisdiction to another.

We could be subject to intense and even conflicting regulatory pressure from national, regional and municipal regulatory authorities. Adverse changes in laws or regulations at all levels of government or bans on or material limitations to our offerings could adversely affect our business, financial condition and results of operations.

Our success, or perceived success, and increased visibility may also drive some businesses that perceive our business model negatively to raise their concerns to local policymakers and regulators. These businesses and their trade association groups or other organizations may take actions and employ significant resources to shape the legal and regulatory regimes in jurisdictions where we may have, or seek to have, a market presence in an effort to change such legal and regulatory regimes in ways intended to adversely affect or impede our business and the ability of riders to utilize our platform. See the sections titled “Risk Factors,” including the subsections titled “Risk Factors - Risks Related to Our Business and Industry - Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business” and “Risk Factors - Risks Related to Our Business and Industry - Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business” for additional information about the laws and regulations we are subject to and the risks to our business associated with such laws and regulations.

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RECENT DEVELOPMENTS

Business Combination

On August 12, 2021 (the “Closing Date”), GVAC, our predecessor company, consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of February 8, 2021 (as amended on April 8, 2021, the “Merger Agreement”), by and among GVAC, Helbiz Holdings, GreenVision Merger Sub Inc., a wholly-owned subsidiary of GVAC (“Merger Sub”), and Salvatore Palella (as representative of the shareholders of Helbiz Holdings). Pursuant to the term of the Merger Agreement, the Merger Sub merged with and into Helbiz, with Helbiz surviving the merger and as a wholly-owned subsidiary of GVAC (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), GreenVision Acquisition Corp. changed its name to Helbiz, Inc.

As a result of and at the Closing, GVAC acquired all of the outstanding shares of common stock of Helbiz Holdings. Each Helbiz Holdings share issued and outstanding immediately prior to the Business Combination was canceled and automatically converted into the right to receive, without interest, 4.63 GVAC shares of the respective class (the “Conversion Consideration Ratio”), and as a result we issued in connection with the Business Combination (i) 10,271,750 shares of Class A Common Stock and 14,225,898 shares of Class B Common Stock and (ii) 7,409,701 options to acquire shares of Class A Common Stock. At the Closing, Helbiz Holdings filed a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”), executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware. The Business Combination became effective on August 12, 2021 (the “Effective Time”).

PIPE Investment

In connection with the Merger, we sold units in a private placement consisting of shares of Class A Common Stock and warrants exercisable at $11.50 into a share of Class A common stock. We sold 2,650,000 GVAC units at $10.00 per unit for aggregate gross proceeds of $26.5 million (the “PIPE Investment”), of which proceeds $5 million was in the form of cancelation of debt.

The 2021 Securities Purchase Agreement

On October 12, 2021, we entered into the 2021 Securities Purchase Agreement with a noteholder (the “Noteholder”). Pursuant to the terms of that agreement, we:

•	issued 150,000 shares of Class A common stock (the “2021 Commitment Shares”) to the Noteholder as a commitment fee;

•	issued a convertible note to the Noteholder in the principal amount of $15 million (as amended on April 15, 2022, May 17, 2022, and August 23, 2022, the “First 2021 Convertible Note”) on the date of such agreement;

•	issued 1,000,000 Warrants (the “2021 Warrant”) to the Noteholder on the date of such agreement;

•	issued a convertible note to the Noteholder in the principal amount of $10 million (as amended on April 15, 2022, May 17, 2022, and August 23, 2022, the “Second 2021 Convertible Note”) on October 27, 2021; and

•	issued a convertible note to the Noteholder in the principal amount of $5 million (as amended on April 15, 2022, May 17, 2022, and August 23, 2022, the “Third 2021 Convertible Note”) on November 12, 2021.

In exchange for the issuances of the 2021 Commitment Shares, the 2021 Warrant and the 2021 Convertible Notes, we received net proceeds from the Noteholder of approximately $30 million. The 2021 Convertible Notes are convertible by the Noteholder at the lower of $2.00 or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $0.25.

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The April 2022 Securities Purchase Agreement

On April 15, 2022, we entered into a Securities Purchase Agreement with the Noteholder. Pursuant to the terms of that agreement, we:

•	issued 150,000 shares of Class A common stock (the “2022 Commitment Shares”) to the Noteholder as a commitment fee;

•	issued a convertible note to the Noteholder in the principal amount of $6 million (as amended on May 17, 2022, and August 23, 2022, the “First 2022 Convertible Note”) on the date of such agreement;

•	issued 500,000 warrants to the Noteholder on the date of such agreement (the “2022 Warrant”); and

•	issued a convertible note to the Noteholder in the principal amount of $4 million (as amended on May 17, 2022, and August 23, 2022, the “Second 2022 Convertible Note”) on May 27, 2022.

In exchange for the issuances of the 2022 Commitment Shares, the 2022 Warrant, the First 2022 Convertible Note, and the Second 2022 Convertible Note, we received net proceeds of $10,000,000. The First 2022 Convertible Note and the Second 2022 Convertible Note are convertible by the Noteholder at the lower of $2.00 or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $0.25.

The August 9, 2022 Securities Purchase Agreement

On August 9, 2022, we entered into a Securities Purchase Agreement with the Noteholder. Pursuant to the terms of that agreement, we:

•	issued a convertible note to the Noteholder in the principal amount of $3 million (as amended on August 23, 2022, the “Third 2022 Convertible Note”) on the date of such agreement;

In exchange for the issuance of the Third 2022 Convertible Note, we received net proceeds from the Noteholder of approximately $3 million. The Third Convertible Note is convertible by the Noteholder at the lower of $2.00 or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $0.25.

The August 23, 2022 Securities Purchase Agreement

On August 23, 2022, we entered into a Securities Purchase Agreement with the Noteholder. Pursuant to the terms of that agreement, we:

•	issued a convertible note to the Noteholder in the principal amount of $5 million (the “Fourth 2022 Convertible Note”) on the date of such agreement;

•	issued 500,000 warrants to the Noteholder on the date of such agreement (the “August 2022 Warrant”);

•	issued a convertible note to the Noteholder in the principal amount of $2.5 million (the “Fifth 2022 Convertible Note”) on September 7, 2022; and

•	issued a convertible note to the Noteholder in the principal amount of $2.5 million (the “Sixth 2022 Convertible Note”) on September 16, 2022.

In exchange for the issuances of the August 2022 Warrant, the Fourth 2022 Convertible Note, the Fifth 2022 Convertible Note and the Sixth 2022 Convertible Note, we received net proceeds of $10 million. The Fourth 2022 Convertible Note, the Fifth Convertible Note and the Sixth Convertible Note are convertible by the Noteholder at the lower of $2.00 or 92.5% of the lowest daily VWAP of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $0.25.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical and pro forma financial statements and related notes included elsewhere in this prospectus before you decide to purchase the securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our Class A common stock. Refer to “Forward-Looking Statements”.

Risks Related to Our Business and Industry

Our limited operating history may make it difficult to evaluate the success of our business to date and to assess our future viability.

We were incorporated as a Delaware corporation in October 2015 for the purpose of becoming a seamless transportation and payment ecosystem for micro-mobility vehicle sharing. Since inception, we have devoted substantially all of our resources to building our intellectual property portfolio, planning our business, raising capital and providing general and administrative support for these operations. Further, we have only generated limited revenue to date and have no history of profitability. If we do not generate positive cash flow in a timely manner and attain profitability, we may not be able to remain in business. We are also subject to business risks associated with new business enterprises, including risks relating to the development and testing of our product, software, initial and continuing regulatory compliance, privacy and data storage matters, vendor manufacturing costs, product production and assembly, and the competitive and regulatory environments in the multiple regions in which we operate. We expect our financial condition and operating results to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. Consequently, any predictions made about our future success or viability may not be as accurate as they could be if we had a longer operating history. In addition, as an early-stage company, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown circumstances. As we work to transition from initial start-up activities to commercial production and sales, it is difficult to forecast our future results, and we have limited insight into trends that may emerge and affect our business. The estimated costs and timelines that we have developed to achieve our growth projections are subject to inherent risks and uncertainties involved in the transition from a start-up company. Market conditions, many of which are outside of our control and subject to change, including general economic conditions, the impacts and ongoing uncertainties created by the COVID-19 pandemic, the war in Ukraine, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for our business, prospects, financial condition and operating results.

We have realized significant operating losses to date and expects to incur losses in the future.

We have operated at a loss since inception, and these losses are likely to continue. Our net loss for the years ended December 31, 2021, and 2020 was $72.0 million and $24.6 million, respectively, and our net loss for the six months ended June 30, 2022 was $39.1 million. We might not ever be profitable or generate sufficient profits to distribute dividends to our shareholders. Until we achieve profitability, we will have to seek other sources of capital to continue operations.

We will need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

We expect that we will need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout to continue operating and to expand our business. We may be unable to acquire the additional funding necessary to expand our business as intended or even to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to shareholders, in per share value and/or voting power, or that result in shareholders losing all of their investment in the Company.

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If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of current equity holders and could be at prices substantially below our per share price in our initial public offering, at which our shares have previously been sold in the public market or at which our publicly traded warrants may be exercised. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. Financing might not be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

The conversion of the Convertible Notes and the exercise of warrants or options will further dilute the outstanding shares of shares of common stock and could adversely impact the price of our Class A common stock.

As of September 28, 2022, we had approximately 11,836,416 warrants outstanding, 8,184,504 options granted and $24.9 million of convertible notes outstanding  . The shares underlying will be issued depending on whether the security holders exercise or convert the respective securities, a decision that is outside of our control. Any such exercise or conversion will dilute the ownership position of our shareholders and will likely dilute their net tangible book value per share.

Our financial statements for the fiscal year ended December 31, 2021 include an explanatory paragraph from our auditor indicating that there is substantial doubt about our ability to continue as a going concern.

The auditor’s opinion accompanying our audited financial statements for the year ended December 31, 2021, include an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows. Since inception, we have devoted substantially all of our resources to initiating our micro-mobility services in various cities, building our intellectual property portfolio, planning our business, raising capital and providing general and administrative support for these operations. We expect our financial condition and operating results to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary services, intellectual property rights, technologies, media content or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;
•	the assumption of additional indebtedness or contingent liabilities;
•	the issuance of additional equity securities;
•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;
•	the diversion of management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;
•	retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;
•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and
•	Our inability to generate revenue from acquired technology and/or services sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

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We have debts and may incur additional debts in the future. Our debt repayment obligations may limit our available resources and the terms of debt instruments may limit our flexibility in operating our business.

As of September 28, 2022, we had total outstanding notes and bonds in a principal amount of approximately $48.7 million, mostly comprised of convertible notes for $24.9 million, funds provided under a Loan and Security Agreement for $15 million; a $2 million non-convertible note issued in July 2022 and the remaining $6.8 million are mainly related to loans from European banks  . Subject to the limitations under the terms of our existing debt, we may incur additional debt, secure existing or future debt or refinance our debt. In particular, we may need to incur additional debts to fund our activities, and the terms of such financing may not be attractive.

Even if the holders of our Convertible Notes convert all of those notes into shares of common stock, we will use a substantial portion of our cash flows, cash on hand and/or capital raises to pay the principal and interest on our indebtedness. These payments will reduce the funds available for working capital, capital expenditures and other corporate purposes and will limit our ability to obtain additional financing for working capital or making capital expenditures for expansion plans and other investments, which may in turn limit our ability to implement our business strategy. Our debt may also increase our vulnerability to downturns in our business, in our industry or in the economy as a whole and may limit our flexibility in terms of planning or reacting to changes in our business and in the industry and could prevent us from taking advantage of business opportunities as they arise. Our business might not generate sufficient cash flow from operations and future financing might not be available in sufficient amounts or on favorable terms to enable us to make timely and necessary payments under the terms of our indebtedness or to fund our activities.

In addition, the terms of certain of our debt facilities subject us to certain limitations in the operation of our business, due to restrictions on incurring additional debt and encumbrances, carrying out corporate reorganizations, selling assets, paying dividends or making other distributions. Any debt that we incur or guarantee in the future could be subject to additional covenants that could make it difficult to pursue our business strategy, including through potential acquisitions or divestitures.

If we breach covenants under our outstanding debts, we could be held in default under such loans, which could accelerate our repayment dates and result in the transfer of our intellectual property.

If we were to default on any of our debt, we could be required to make immediate repayment, other debt facilities may be cross-defaulted or accelerated, and we may be unable to refinance our debt on favorable terms or at all, which would have a material adverse effect on our financial position.

In addition, in connection with the $15 million loan under the Loan and Security Agreement entered into with various creditors on March 23, 2021, we granted the administrative agent for the lenders a security interest in our intellectual property. If we were to default and the administrative agent acquired our intellectual property, we could not continue our operations as currently carried out.

We do not currently have sufficient funds to repay the Convertible Notes if they are not converted.

We were not in a position to repay the principal and interest on our outstanding loans, including the Convertible Notes. If the Noteholder does not elect to convert the convertible notes that we have issued to it, we will not have sufficient funds to repay the principal and interest due on such convertible notes, and we will be forced to raise additional funds (which, if possible, may not be on acceptable terms), sell assets (which may not be possible) or cease operations. Likewise, we do not have sufficient funds to repay the principal and interest due on our non-convertible loans, and we will need to raise additional capital, renegotiate such loans and/or dramatically increase our revenue if we are to satisfy our obligations under those loans.

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We have paid, and will continue to pay, a deposit in connection with the proposed acquisition under an otherwise non-binding term sheet, and could lose that deposit.

In June 2022, we entered into an amended and restated term sheet (the “Term Sheet”) with Wheels Labs, Inc. (“Wheels”), a leading last-mile, shared electric mobility platform using proprietary vehicles with integrated helmet technology. Pursuant to the Term Sheet, we will negotiate with Wheels for the acquisition of all of the outstanding capital stock of Wheels. Although the proposed acquisition of the capital stock of Wheels is non-binding, we have paid a deposit of $2.6 million in connection with the proposed acquisition. We and Wheels might not agree on final terms, meet the closing conditions of any final terms or, for any other reason, close the proposed acquisition if we ever agree to final terms. We may lose the deposit if the acquisition does not occur.

We may seek to grow our operations through the acquisition of entities that operate in the micro-mobility industry, and such acquisitions may ultimately be harmful to our operations.

We may choose to expand our operations through the acquisition of other micro-mobility operators. If we acquire any such entity, it may be harmful to our operations and/or the value of our shares of Class A Common Stock if we misjudge the value of the entity and may pay more than the actual value, do not successfully integrate the acquired business into our operations or are unable to finance any additional expenses required to make the acquired operations profitable.

Risks Related to Our Business Operations

Risks to Our Micro-Mobility Business

The market for micro-mobility vehicle sharing is in an early stage of growth, and if such market does not continue to grow, grows more slowly than we expect or fails to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

The market for micro-mobility vehicle sharing is new and unproven, and it is uncertain whether demand for our services will continue to grow and achieve wide market acceptance. Our success depends on the willingness of people to widely adopt micro-mobility vehicle sharing. If the public does not perceive such sharing as beneficial, or chooses not to adopt it as a result of concerns regarding safety, affordability or for other reasons, whether as a result of incidents on our platform or on our competitors’ platforms or otherwise, then the market for our micro-mobility sharing network may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could adversely affect our business, financial condition and results of operations.

If we are unable to efficiently grow and further develop our network of shared vehicles and manage the related risks, our business, financial condition and results of operations could be adversely affected.

While some major cities have widely adopted micro-mobility vehicle sharing, new markets might not accept, or existing markets might not continue to accept, micro-mobility vehicle sharing, and even if they do, we might not be able to execute our business strategy. Even if we are able to successfully develop and implement our network of shared vehicles, there may be heightened public skepticism of this nascent service offering. In particular, there could be negative public perception surrounding micro-mobility vehicle sharing, including the overall safety and the potential for injuries occurring as a result of accidents involving an increased number of bikes, scooters and mopeds on the road. Such negative public perception may result from incidents on our platform or incidents involving competitors’ offerings.

We use a limited number of external suppliers for our vehicles, and a continuous, stable and cost-effective supply of vehicles that meet our standards is critical to our operations. We expect to continue to rely on external suppliers in the future and might not be able to maintain our existing relationships with these suppliers and continue to be able to source our vehicles on a stable basis, at a reasonable price or at all.

The supply chain for vehicles exposes us to multiple potential sources of delivery failure or shortages. In the event that the supply of vehicles or key components is interrupted or there are significant increases in prices, our business, financial condition and results of operations could be adversely affected. Additionally, changes in business conditions, force majeure, governmental changes and other factors beyond our control or that we do not presently anticipate could also affect our suppliers’ ability to deliver on a timely basis.

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We incurred significant costs related to the design, purchase, sourcing and operations of our micro-mobility network and expect to continue incurring such costs as we expand our network of shared vehicles. The prices of our vehicles may fluctuate depending on factors beyond our control including market and economic conditions, tariffs and demand. Substantial increases in prices of these assets or the cost of our operations would increase our costs and reduce our margins, which could adversely affect our business, financial condition and results of operations.

Our vehicles or components thereof may experience quality problems or defects from time to time, which could result in decreased usage of our micro-mobility network. We might not be able to detect and fix all defects in our vehicles. Failure to do so could result in lost revenue, litigation or regulatory challenges, including personal injury or products liability claims, and harm to our reputation.

We envision expanding our current core business to include other sharing services. Failure to provide these additional services as envisioned or at all, could affect our growth prospects and operating results.

The revenue that we generate from our network of shared offerings may fluctuate from quarter to quarter due to, among other things, seasonal factors including weather. Our limited operating history makes it difficult for us to assess the exact nature or extent of the effects of seasonality on our network of shared offerings, however, we expect the demand for vehicle rentals to decline over the winter season and increase during more temperate and dry seasons. Any of the foregoing risks and challenges could adversely affect our business, financial condition and results of operations.

If we fail to cost-effectively attract new riders, or to increase utilization of our platform by existing riders, our business, financial condition and results of operations could be adversely affected.

Our success depends in part on our ability to cost-effectively attract new riders, retain existing riders and increase utilization of our platform by current riders. Our riders have a wide variety of options for transportation, including personal vehicles, rental cars, taxis, public transit and other ridesharing and bike and scooter sharing offerings. Rider preferences may also change from time to time. To expand our rider base, we must appeal to new riders who have historically used other forms of transportation or other micro-mobility sharing platforms. Our reputation, brand and ability to build trust with existing and new riders may be adversely affected by complaints and negative publicity about us, our offerings on our platform, or our competitors, even if factually incorrect or based on isolated incidents. Further, if existing and new riders do not perceive our vehicles to be reliable, safe and affordable, or if we fail to offer new and relevant offerings and features on our platform, we may not be able to attract or retain riders or to increase their utilization of our platform. As we continue to expand into new geographic areas and into other modes of transportation, we will be relying in part on referrals from existing riders to attract new riders, and therefore we must take efforts to ensure that existing riders remain satisfied with our offerings. If we fail to continue to grow our rider base, retain existing riders or increase the overall utilization of our platform by existing riders, our business, financial condition and results of operations could be adversely affected. Although we may grow our ride base in cities where we operate, if we do not enter new markets, fails to do so on the scale that we anticipate or loses permits to operate in those cities in which we currently offer micro-mobility services, the growth in our overall rider base may fall below our expectations. If we do not achieve sufficient utilization of our asset-intensive micro-mobility network, our business, financial condition and results of operations could be adversely affected.

We could be subject to claims from riders third parties that are harmed whether or not our platform is in use, which could adversely affect our business, brand, financial condition and results of operations.

We may become subject to claims, lawsuits, investigations and other legal proceedings relating to injuries to, or deaths of, riders, or third parties that are attributed to us through our offerings. We may be subject to personal injury claims whether or not such injury actually occurred as a result of activity on our platform. Regardless of the outcome of any legal proceeding, any injuries to, or deaths of, any riders or third parties could result in negative publicity and harm to our brand, reputation, business, financial condition and results of operations. Our insurance policies and programs may not provide sufficient coverage to adequately mitigate the potential liability we face, especially where any one incident, or a group of incidents, could cause disproportionate harm, and we may have to pay high premiums or deductibles for coverage and, for certain situations, we may not be able to secure coverage at all.

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As we expand our micro-mobility network, we may be subject to an increasing number of claims, lawsuits, investigations or other legal proceedings related to injuries to, or deaths of, riders. Any such claims arising from the use of our vehicles, regardless of merit or outcome, could lead to negative publicity, harm to our reputation and brand, significant legal, regulatory or financial exposure or decreased use of our vehicles. Furthermore, certain assets and components we design, and manufacture could contain design or manufacturing defects, which could also lead to injuries or death to riders. We might not be able to detect, prevent, or fix all defects, and failure to do so could harm our reputation and brand or result in personal injury or products liability claims or regulatory proceedings. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.

We will face significant market competition in the transportation industry.

Our micro-mobility sharing services compete with all other providers of short-distance transport including busses, subways, bicycles, cars, trams, motorcycles, mopeds, scooters and walking, among other transportation modes. Some of these modes of transport may be perceived as cheaper, more convenient, safer, healthier or more comfortable than using our vehicles.

In addition to competing with these other modes of transport, we more specifically competes with micro-mobility sharing platforms. If the cost, ease of use, safety or other perceived advantages of these platforms are deemed by significant portions of the public to be superior to our platform, we may not achieve a user base that is sufficient to achieve profitability. Our main competitors in the micro-mobility sharing market include Lyft, Lime and Bird. We also compete with bike sharing services like Spin, car sharing services such as Uber and Lyft, certain non-ridesharing “Transportation as a Service”, or “TaaS” network companies, taxicab and livery companies as well as traditional automotive manufacturers, such as BMW, which have entered the TaaS market, among others.

These competitors have greater financial, technical, marketing, research and development, manufacturing and other resources, greater name recognition, longer operating histories or a larger user base than we do. They may be able to devote greater resources to the development, promotion and sale of offerings and offer lower prices than us, which could adversely affect our results of operations. Further, they may have greater resources to deploy towards the research, development, and commercialization of new technologies, including e-scooters, e-bikes or e-scooters, or they may have other financial, technical or resource advantages. These factors may allow our competitors to derive greater revenue and profits from their existing user bases, attract and retain new riders at lower costs or respond more quickly to new and emerging technologies and trends. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. If we are unable to compete successfully, our business, financial condition and results of operations could be adversely affected.

We face intense competition and could lose market share to competitors, which could adversely affect our business, financial condition, and results of operations.

The market for TaaS networks is intensely competitive and characterized by rapid changes in technology, shifting rider needs and frequent introductions of new services and offerings. We expect competition to continue, both from current competitors and new entrants in the market that may be well-established and enjoy greater resources or other strategic advantages. If we are unable to anticipate or react to these competitive challenges, our competitive position could weaken, or fail to improve, and we could experience a decline in revenue or growth stagnation that could adversely affect our business, financial condition, and results of operations.

Our reputation, brand, and the network effects among riders on our platform are important to our success, and if we are not able to continue developing our reputation, brand and network effects, our business, financial condition, and results of operations could be adversely affected.

We believe that building a strong reputation and brand as a safe, reliable, and affordable platform and continuing to increase the strength of the network effects among riders on our platform are critical to our ability to attract and retain customers. The successful development of our reputation, brand and network effects will depend on a number of factors, many of which are outside our control. Negative perception of our platform or company may harm our reputation, brand, and networks effects, including as a result of:

•	complaints or negative publicity about the company, riders, our offerings or our policies and guidelines, even if factually incorrect or based on isolated incidents;
•	illegal, negligent, reckless or otherwise inappropriate behavior by users or third parties;

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•	a failure to offer riders competitive ride pricing;
•	a failure to provide a range of ride types sought by riders;
•	actual or perceived disruptions or defects in our platform, such as privacy or data security breaches, site outages, payment disruptions or other incidents that impact the reliability of our offerings;
•	litigation over, or investigations by regulators into, our platform;
•	users’ lack of awareness of, or compliance with, our policies;
•	changes to policies that users or others perceive as overly restrictive, unclear or inconsistent with our values or mission or that are not clearly articulated;
•	a failure to detect a defect in our vehicles or other offerings;
•	a failure to enforce our policies in a manner that users perceive as effective, fair and transparent;
•	a failure to operate our business in a way that is consistent with our values and mission;
•	inadequate or unsatisfactory user support service experiences;
•	illegal or otherwise inappropriate behavior by our management team or other employees or contractors;
•	negative responses by riders to new offerings on our platform;
•	accidents, defects or other negative incidents involving riders on our platform;
•	perception of our treatment of employees and our response to employee sentiment related to political or social causes or actions of management; or
•	any of the foregoing with respect to our competitors, to the extent such resulting negative perception affects the public’s perception of us or our industry as a whole.

If we do not successfully develop our brand, reputation and network effects and successfully differentiate our offerings from competitive offerings, our business may not grow, we may not be able to compete effectively, and we could lose existing riders or fail to attract new riders, any of which could adversely affect our business, financial condition, and results of operations.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition, and results of operations.

Our ability to attract and retain riders depends in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our platform depend on our support organization to resolve any issues relating to our offerings, such as being overcharged for a ride or reporting a safety incident. Our ability to provide effective and timely support largely depends on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings. As we expand our geographic reach and mobility sharing platforms, we will face challenges related to providing quality support services at scale. Any failure to provide efficient user support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, brand, business, financial condition, and results of operations.

Failure by us to deal effectively with fraud, theft and vandalism could harm our business.

We may in the future incur, losses from various types of fraud, including use of stolen or fraudulent credit card data or claims of unauthorized payments by a rider. Bad actors use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for rides facilitated on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot guarantee that any of our measures will be effective or will scale efficiently with our business. Any failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition, and results of operations.

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Additionally, because our vehicles are accessible to the public where they have last been parked or where we have decided to place them, they are vulnerable to harm from the public. Bad actors could decide to steal, vandalize, or otherwise harm or destroy our vehicles. For example, shared scooters and bikes have been burned or damaged in recent protests in France, and swappable batteries in shared vehicles have been targeted for theft for the black-market resale of their components. Any such damage or destruction to our vehicles could result in a loss of revenue and additional expenses to replace or repair the damaged vehicle.

We depend upon a limited number of third-party manufacturers to produce and test our products and to maintain our payment platform. Any disruptions in the operations of, or the loss of, any of these third parties could adversely affect our business.

We subcontract all of our manufacturing, assembly and testing of our vehicles. Our payment platform was developed by third parties. We depend upon a limited number of third parties to perform these functions, some of which are only available from single sources with which we do not have long-term contracts. In particular, we rely on:

• Stripe, Inc. for payment processing,

• Segway Group for supplying e-scooters and e-bikes and

• Segway Group and V-Moto Soco Group for e-mopeds.

Our reliance on sole or limited source vendors involves risks. These risks include possible shortages of key components, product performance shortfalls, and reduced controls over delivery schedules, manufacturing capability, quality assurance, quantity, and costs, among others. For example, our roll out of e-bike services in the second half of 2020 was slowed by the failure of a third-party manufacturer to provide a sufficient supply of reliable e-bikes that met our operational standards. Our operations also may be harmed by lengthy or recurring disruptions at any of the facilities of our manufacturers. These disruptions may include, without limitation, labor strikes, work stoppages, fire, earthquake, flooding, or other natural disasters. These disruptions could cause significant delays in shipments until we are able to shift the products from an affected manufacturer to another manufacturer. The loss of a significant third-party manufacturer or the inability of a third-party manufacturer to meet performance and quality specifications or delivery schedules could harm our business.

Product liability claims could adversely affect our business.

The operation of the types of vehicles we offer, especially on or near roads, subjects their users to danger, and users of such vehicles have been seriously injured and even died as a result of their use. As we expand our micro-mobility network, we may be subject to an increasing number of claims, lawsuits, investigations, or other legal proceedings related to injuries to, or deaths of, riders of our vehicles or other offerings. Any such claims arising from the use of our offerings, regardless of merit or outcome, could lead to negative publicity, harm to our reputation and brand, significant legal, regulatory, or financial exposure or decreased use of our vehicles or other offerings. We might not be able to detect, prevent, or fix all defects, and failure to do so could harm our reputation and brand or result in personal injury or products liability claims or regulatory proceedings. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.

Our vehicles may experience quality problems from time to time, which could result in product recalls, injuries, litigation, enforcement actions and regulatory proceedings, and could adversely affect our business, brand, financial condition, and results of operations.

Our vehicles may contain defects in their design, materials and construction or may be improperly maintained or repaired. These defects or improper maintenance or repair could unexpectedly interfere with the intended operations of the vehicles, which could result in injuries to riders. Failure to detect, prevent or fix defects or to properly maintain or repair vehicles could result in a variety of consequences including product recalls, injuries, litigation, enforcement actions and regulatory proceedings, among others. The occurrence of real or perceived quality problems or material defects in our current or future e-bikes, e-scooters and e-scooters could result in negative publicity, regulatory proceedings, enforcement actions or lawsuits filed against us, particularly if riders are injured. Even if injuries to riders are not the result of any defects in or the failure to properly maintain or repair our vehicles or other offerings, we may incur expenses to defend or settle any claims and our brand and reputation may be harmed. Any of the foregoing risks could also result in decreased usage of our network of shared transportation modes and adversely affect our business, brand, financial conditions, and results of operations.

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Risks to Helbiz Live

We have never previously provided streaming media content offering.

We launched Helbiz Live, our streaming media content offering, in August 2021. We do not have a history of offering live or on-demand content and may not be successful in providing a platform that reliably provides such content in a high-quality format. Any such failures may lead to a demand for Helbiz Live below our projections and may ultimately prove fatal to us.

In connection with the launch of Helbiz Live, we have undertaken substantial obligations. We acquired the rights to broadcast on a non-exclusive basis in Italy, approximately 390 Serie B regular season games for the next three seasons at a cost of approximately €12 million per season, approximately $14 million. Additionally, Helbiz Media has been appointed by the League Serie B as exclusive distributor of the Series B international media rights and thanks to such agreement with the League Serie B, Helbiz Media will commercialize such international rights on behalf of the League Series B. The agreement includes a minimum sales requirement of €2.5 million per season, approximately $3 million, that Helbiz Media will guarantee to the League Series B. Any sales exceeding the €2.5 million, approximately $3 million, will be shared on a 50/50 basis between Helbiz Media and League Series B.

We may have overestimated the appeal of the Italian Serie B soccer league and the other content available on Helbiz Live and, as a result, may not acquire as many subscribers to Helbiz Live as we anticipate or generate the revenues that we anticipate from the distribution of the content or advertising in connection therewith. The operation of Helbiz Live will take capital and management’s time away from our core micro-mobility operations.

We may be unable to attract and retain visitors to Helbiz Live.

Our success in attracting subscribers to our media platforms, and our success in keeping these subscribers depends, in part, upon our continued ability to license high-quality, engaging and commercially valuable content and connect consumers with the formats and types of content that meet their specific interests. We may not be able to identify the desired variety and types of content in a cost-effective manner or meet rapidly changing consumer demand in a timely manner, if at all. Additionally, consumers may reject the format of our media platforms in favor of traditional cable or satellite television services or other “over-the-top” platforms. Any failure to identify and license high-quality, commercially valuable content could negatively impact user experiences and reduce subscribers, which could adversely affect our prospects, business, financial condition, or results of operations.

We may not be able to acquire new rights and licenses, or to retain our existing rights, on commercially viable terms.

We face competition for media content, especially that derived from sporting events, from a number of different current and potential sources, namely broadcasters, publishers, agencies and digital media companies. Increasing competition has resulted in, and will likely continue to result in, material increases in license fees payable to rights holders, particularly for rights to distribute live sports video.

Our competitors, particularly those that are more experienced or have greater financial resources than we do, may outbid us for licenses, or we may be unable to renew our licenses to broadcast the Serie B games on commercially favorable terms. We may also be unable to acquire media content, including sports rights, due to general price inflation in rights. In addition, existing content owners may decide to retain and commercialize their own media content, rather than license such content. The widespread adoption of this approach could materially reduce the number and quality media content that are available for licensing, which could increase competition for, and accordingly the prices of, such rights. If we are unable to expand our portfolio of media content or maintain or renew our existing licenses on commercially viable terms, we may face decreasing demand for Helbiz Live.

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We face intense competition in streaming media.

The entertainment industry is intensely competitive as is the streaming media component of that industry. We compete for the public’s attention with many other forms of live and on-demand entertainment including cinema, theater, in-person sporting events, television, satellite and cable and other over-the-top, or streaming, services. We have numerous competitors, some of the largest of which are large international traditional broadcast television networks (RAI), cable and satellite providers (SkyTV and ESPN) and over-the-top streaming providers (Amazon and NetFlix). Almost all of our television, satellite, cable and over-the-top competitors offer more and more varied media content than our offers.

As the cost of entry to the streaming industry is high and most of our competitors are well established, we do not have the same resources that they do to acquire new content with broad appeal. As a result, we will focus on acquiring streaming content that may be deemed more niche and with less of an appeal to a wider audience. We currently have rights to a limited amount of media content in Italy, all of which is soccer, and we may not be able to significantly expand or diversify our streaming content. Although we believe in the quality of the Serie B soccer games that we are licensed to broadcast in Italy on our app, we recognize that this is the second-tier soccer league in Italy and many people consider it to be less competitive than many other soccer leagues in Europe. It is unlikely that we can outbid our competitors in the near future for the rights to soccer games from leagues that are considered more competitive.

Helbiz Live will initially depend on the scheduling, broadcasting, and popularity of sporting events, as well as on the federations that regulate sporting events.

We have acquired the rights to broadcast in Italy certain sporting events including all soccer games played over several seasons in the Italian Serie B soccer league, a select number of NCAA football games and playoffs, a select number of NCAA men’s basketball games and playoff, and certain Major League Baseball games, and we intend to acquire the international rights to broadcast other sporting events. There may be periods in the year during which there are no sporting events available on our app, notably for a large portion of the summer, and other events that we acquire may be seasonal or occur at irregularly or at regular but infrequent intervals. The long-term cancellation, postponement or curtailment of significant sports events, due to, among other things, adverse weather conditions, terrorist acts, other acts of war or hostility or the outbreak of infectious diseases, or cancellation of, disruption to, or postponement of the live broadcasting of such sports events, due to contractual disputes, technical or communication problems, or the insolvency of a major broadcaster, may have a material adverse effect on our prospects, business, financial condition or results of operations.

Helbiz Live will initially depend on the popularity of Serie B, NCAA football and men’s basketball and Major League Baseball in Italy. This popularity could be tarnished by scandal such as 2006’s Calciopoli match-fixing scandal in Italy’s Serie A and Serie B. Negative publicity about potential fraud (including money laundering) and corruption in sports (including collusion and match-fixing) may affect the number of subscribers, our ability to distribute the rights to Serie B games outside of Italy to other broadcasting players or the willingness of advertisers and sponsors to advertise and sponsor such sporting events. This could have a material adverse effect on our prospects, business, financial condition, or results of operations.

Helbiz Live has contractual relationships with a number of third parties, which exposes us to counterparty risks.

We have contractual relationships with a number of third parties, including rights holders, content distribution networks and other suppliers, which exposes us to a range of counterparty risks.

Rights holders. Helbiz Live has procured and intends to procure additional rights, directly or indirectly, from the original rights holders, such as sports federations, leagues, tournaments, or other rights holders. If such rights holders procure, or it is alleged that they have procured, rights in an illegal or wrongful manner, we are exposed to the risk of reputational harm in connection with procuring such rights from them. We also face the risk that these entities will be unable to fulfil their obligations under our contracts with them.

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Content distribution. We depend on Comintech, an Italian technology company focused on audiovisual distribution, for our global content delivery network (i.e., delivery of our content (live, VOD and HTTP) in a fast, secure, and reliable manner over the internet). If this third party’s systems were to fail, we would not be able to stream our media content on our own systems, which would reflect unfavorably on our business reputation or otherwise negatively impact our prospects, business, financial position, or results of operation.

In addition, multiple third parties provide technical office space, rack hosting and technical services. Loss of service from these suppliers to our equipment may adversely impact our live feed delivery and VoD content distribution.

A material disruption in any of the foregoing providers’ ability to provide the relevant services to Helbiz could have a material adverse impact on our prospects, business, financial condition, or results of operations.

Risks Related to Helbiz Kitchen

We have never previously provided food or food delivery services.

We launched Helbiz Kitchen, a delivery-only “ghost kitchen” restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order meals. We do not have a history of offering food or food delivery services and may not be successful in providing such services or expanding beyond Milan, Italy, our initial pilot city. Any such failures may lead to Helbiz Kitchen generating less revenue than we project and may ultimately prove fatal to Helbiz Kitchen.

In connection with the launch of Helbiz Kitchen, we have undertaken substantial obligations, including the lease of an approximately 21,500 square foot facility in Milan, Italy, and the hiring of approximately 60 people. We may have overestimated the appeal of our ghost kitchens and, as a result, may not generate as much revenue as we anticipate. The operation of Helbiz Kitchen will take capital and management’s time away from our core micro-mobility operations.

Helbiz Kitchen will face competition, which could negatively impact our business.

The restaurant industry is intensely competitive, and we will compete with many well-established food service companies on the basis of product choice, quality, affordability, service and location. We expect competition to be intense because consumer trends are favoring limited service restaurants that offer healthy-inspired menu items made with better quality products, and many limited service restaurants are responding to these trends. With few barriers to entry, our competitors will include a variety of independent local operators, in addition to well-capitalized regional, national, and international restaurant chains and franchises, and new competitors may emerge at any time. Furthermore, delivery aggregators and food delivery services provide consumers with convenient access to a broad range of competing restaurant chains and food retailers, particularly in urbanized areas. We will also compete for qualified suitable ghost kitchen locations and management and personnel. Our ability to compete will depend on the success of our plans to attract initial consumers, expand our initial products, to effectively respond to consumer preferences and to manage the complexity of restaurant operations as well as the impact of our competitors’ actions. In addition, Helbiz Kitchen’s long-term success will depend on our ability to provide our customers’ a satisfactory experience while ordering on the Helbiz app, receiving the deliveries, and eating the food prepared by Helbiz Kitchen. Some of Helbiz’s competitors have substantially greater financial resources, higher revenues, and greater economies of scale than we do. These advantages may allow them to implement their operational strategies more quickly or effectively than we can or benefit from changes in technologies, which could harm our competitive position.

We could be subject to claims from consumers of the food produced by Helbiz Kitchen or from persons or property allegedly damaged by our delivery drivers, which could adversely affect our business, brand, financial condition, and results of operations.

We may become subject to claims, lawsuits, investigations, and other legal proceedings relating to injuries to, or deaths of, riders, or third parties that are attributed to food prepared by Helbiz Kitchen or delivered by our drivers. We may be subject to personal injury claims whether or not such injury actually occurred is related to us. Regardless of the outcome of any legal proceeding, any injuries to, or deaths of, any riders or third parties could result in negative publicity and harm to our brand, reputation, business, financial condition, and results of operations. Our insurance policies and programs may not provide sufficient coverage to adequately mitigate the potential liability we face, especially where any one incident, or a group of incidents, could cause disproportionate harm, and we may have to pay high premiums or deductibles for coverage and, for certain situations, we may not be able to secure coverage at all.

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Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition, and results of operations.

The profitability of Helbiz Kitchen will depend in part on our ability to anticipate and react to changes in food and supply costs, and our ability to maintain our menu depends in part on our ability to acquire ingredients that meet specifications from reliable suppliers. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, pandemics such as COVID 19, inclement weather or other conditions could adversely affect the availability, quality, and cost of our ingredients, which could harm our operations. This risk is aggravated by the war in Ukraine which will decrease the global supply of commodities, such as wheat and potash, for which a substantial portion are produced in Ukraine, Russia and Belarus. Any increase in the prices of the food products critical to the menus of Helbiz Kitchen could have a material adverse effect on our results of operations. Although we try to manage the impact that these fluctuations have on our operating results, we remain susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls, fuel prices and other government regulations. Therefore, material increases in the prices of the ingredients most critical to our menu could adversely affect our operating results or cause us to consider changes to our product delivery strategy and adjustments to our menu pricing.

If any of Helbiz Kitchen’s distributors or suppliers perform inadequately, or our distribution or supply relationships are disrupted for any reason, there could be a material adverse effect on Helbiz’s business, financial condition, results of operations or cash flows. We may not be able to anticipate or react to changing food costs by adjusting our purchasing practices or menu prices, which could cause our operating results to deteriorate. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants or their removal from menus. These potential changes in food and supply costs could have a material adverse effect on our business, financial condition, and results of operations.

The planned rapid increase in the number of ghost kitchens run by Helbiz Kitchen may make our future results unpredictable.

We initiated services out of our pilot ghost kitchen in Milan, Italy in June 2021 and plan to increase the number of ghost kitchens. This growth strategy and the substantial investment associated with the development of each new ghost kitchen may cause our operating results to fluctuate unpredictably or have an adverse effect on our profits. In addition, we may find that our Helbiz Kitchen concept has limited appeal in new markets. Our ghost kitchens may not be successful, which could have a material adverse effect on our business, financial condition, and results of operations.

Food safety and quality concerns may negatively impact our business and profitability, our internal operational controls and standards may not always be met, and our employees may not always act professionally, responsibly and in our and our customers’ best interests.

Incidents or reports of food-borne or water-borne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our ghost kitchens could lead to product liability or other claims as could reckless driving by our delivery drivers. Such incidents or reports could negatively affect our brand and reputation as well as our business, revenues, and profits. Similar incidents or reports occurring at limited-service restaurants unrelated to us could likewise create negative publicity, which could negatively impact consumer behavior towards us.

Our internal controls and training might not be fully effective in preventing all food-borne illnesses. Some food-borne illness incidents could be caused by third-party food suppliers and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of food-borne illness in one of our ghost kitchens could negatively affect sales from all of our ghost kitchens if highly publicized.

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A prolonged economic downturn could materially affect Helbiz Kitchen in the future.

The restaurant industry depends upon consumer discretionary spending. The recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic and lower average check sizes in fast casual restaurants that serve food similar to us. Many countries are again experiencing an economic downturn as a result of COVID-19, a condition that may be aggravated by the war in Europe. If the economies where we intend to operate ghost kitchens experience another significant decline, our business and results of operations could be materially adversely affected and may result in a deceleration of the number and timing of new ghost kitchen openings.

We intend to be locked into long-term and non-cancelable leases for our ghost kitchens and may be unable to renew leases at the end of their terms.

We expect that many of our ghost kitchen leases will be non-cancelable and typically have initial terms up to between 4 and 10 years and 1-3 renewal terms of 4 to 6 years each that we may exercise at our option. This is in line with our pilot ghost kitchen in Milan, Italy where we have a six-year lease with approximately €120,000 due in rent per year, approximately $141,000. Even if we close a ghost kitchen, we may be required to perform our obligations under the applicable lease, which could include, among other things, payment of the base rent, property taxes, insurance, and maintenance for the balance of the lease term. In addition, in connection with leases for ghost kitchens that we may operate, at the end of the lease term and any renewal period, be unable to renew the lease without substantial additional cost, if at all. Although we have a €1.4 million, approximately $1.7 million, option at the end of the lease to purchase the property that we lease for the ghost kitchen in Milan, we may not have the resources to exercise the option at the end of the lease. As a result, Helbiz may close or relocate the ghost kitchen, which could subject us to construction and other costs and risks.

General Risks to Our Business

We may become subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition, and results of operations.

We may become subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings in the ordinary course of business, including those involving personal injury, property damage, worker classification, labor and employment, anti-discrimination, commercial disputes, competition, consumer complaints, intellectual property disputes, compliance with regulatory requirements and other matters, and we may become subject to additional types of claims, lawsuits, government investigations and legal or regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to product liability or acquisitions, securities issuances or business practices.

For example, we were recently a defendant in a putative class action suit in New York relating to an initial coin offering of a crypto currency, the HBZ coin, conducted by HBZ Systems PTE Ltd. (“HBZ Systems”) in early 2018. Although HBZ Systems has some common ownership with us, we consider it an unrelated party. Following the initial coin offering, HBZ Systems had entered into an arm’s-length loan agreement pursuant to which we received a loan of $1,361,717 with a 9% interest rate per annum (as disclosed in our financial statements), fully repaid during 2021. Helbiz received no other funds from HBZ Systems.

As part of the loan agreement, Helbiz and HBZ Systems also entered into a Software Development and Service Agreement (“Software Development and Service Agreement”). Pursuant to the Software Development and Service Agreement, we agreed to design and create a shared mobility platform, integrate the HBZ coin as a payment method on that shared mobility platform, and integrate the purchasing and transfer of HBZ coins directly into the platform. By March 2019, we had provided all of the services required under the Software Development and Service Agreement and the HBZ coin had been successfully integrated into the platform. Ultimately, the efforts to create a viable long-term coin were unsuccessful. Despite our efforts, there was minimal adoption from customers of the HBZ coin. In light of the significant expenses associated with keeping the HBZ coin on the platform, in August 2019, we and HBZ Systems mutually agreed to remove the HBZ coin from the Helbiz platform.

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Although this suit was dismissed with prejudice, plaintiffs appealed the dismissal, and in October 2021, the plaintiffs won their appeal to have the suit not dismissed. Defending this litigation required a substantial amount of funds and our management’s time. The plaintiffs brought this action again in New York in March 2022.

The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining whether to maintain reserves for litigation and the amount of any such reserves is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition, and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition, and results of operations. Furthermore, under certain circumstances, Helbiz has contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

A determination in, or settlement of, any legal proceeding, whether we are party to such legal proceeding or not, that involves our industry, could harm our business, financial condition, and results of operations. In addition, we may include arbitration provisions in our terms of service with the riders on our platform. These provisions are intended to streamline the litigation process for all parties involved, as arbitration can in some cases be faster and less costly than litigating disputes in state or federal court. However, arbitration may become more costly for us, or the volume of arbitration could increase to a point where it becomes burdensome, and the use of arbitration provisions may subject us to certain risks to our reputation and brand, as these provisions have been the subject of increasing public scrutiny. To minimize these risks to our reputation and brand, we may limit our use of arbitration provisions or be required to do so in a legal or regulatory proceeding, either of which could increase litigation costs and exposure.

Further, with the potential for conflicting rules regarding the scope and enforceability of arbitration on a jurisdictional basis, there is a risk that some or all of the arbitration provisions we use could be subject to challenge or may need to be revised to exempt certain categories of protection. If our arbitration agreements were found to be unenforceable, in whole or in part, or specific claims are required to be exempted from arbitration, we could experience an increase in costs to litigate disputes and the time involved in resolving such disputes, and we could face increased exposure to potentially costly lawsuits, each of which could adversely affect our business, financial condition and results of operations.

If competitors acquire rights to our intellectual property, or to intellectual property that we license, it will be easier for those competitors to offer products similar to those of ours.

Although we own an array of proprietary technology that supplements and advances the technology, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around the patents we own or licenses. If any of our patents fail to protect the relevant technology, it will be easier for competitors to offer products similar to us. In addition, effective copyright, trademark, and trade secret protection may be unavailable or limited in certain countries. Moreover, we may be required to license our intellectual property to third parties. Likewise, media content licensed by us could be illegally made available on other platforms which could drive down the demand for our Helbiz Live platform.

Failure to expand our business as envisioned could adversely affect our business.

We intend to expand our micro-mobility sharing platform to new cities, to offer additional types of shared vehicles and to offer additional micro-mobility options in our existing cities. The challenges involved in such expansions include the navigation of local and national rules and regulations to initiate such platforms, adjusting to the sensitivities of new distinct markets, increased capital requirements to build, stock and advertise such platforms and the staffing and maintenance for the continuation of such platforms. We also intend to expand the media content available on Helbiz Live. Quality media content may not be available at prices that we can reasonably afford. Additionally, following the opening of our pilot ghost kitchen in Milan, Italy in June 2021, we intend to expand the menus available at that pilot ghost kitchen and to open additional ghost kitchens in other cities. Failure to execute such expansions could harm our business, financial condition, and results of operations.

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We depend on key personnel and may not be able to attract and retain qualified personnel necessary for the design, development, marketing, and sale of our services.

Our future success depends on the efforts of key personnel, especially Salvatore Palella, the Chief Executive Officer, Jonathan Hannestad, the Chief Operating Officer, and Giulio Profumo, the Chief Financial Officer. The loss of services of any key personnel may have an adverse effect on us. We might not be successful in attracting and retaining the personnel we require to develop and market our business and conduct operations. The loss of one or more of our key employees or inability to attract, retain and motivate qualified personnel could negatively impact our ability to design, develop, and sell our service.

If regional instability were to spread, our operations could be adversely affected

We conduct a substantial portion of our operations in Italy. In February 2022, Russia invaded Ukraine and the resulting war is ongoing. As a member of the North Atlantic Treaty Organization (“NATO”), if the war in Ukraine were to spread into a NATO country, Italy would be required, pursuant to the terms of NATO membership, to treat such action as an attack on its own territory. Any spread of the conflict in Ukraine to other European countries, especially NATO ones, could cause Italy to join such conflict. Such spread of the conflict could cause us to curtail or suspend our Italian operations, affect the commuting and spending patterns of our users or adversely affect the Italian economy.

We rely on third-party payment processors to process payments made by riders on our platform, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition, and results of operations could be adversely affected.

We rely on a limited number of third-party payment processors to process payments made by the riders, subscribers, and users on our platform. If any of our third-party payment processors terminates their relationship with us or refuses to renew an agreement with us on commercially reasonable terms, we would need to find an alternate payment processor and may not be able to secure similar terms or replace such payment processor in an acceptable timeframe. Further, the software and services provided by third-party payment processors may not meet our expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions on our platform, any of which could make our platform less convenient and attractive to users and adversely affect our ability to attract and retain riders. Nearly all of our riders’, subscribers’ and users’ payments are made by credit card, debit card or through third-party payment services, which subject us to certain regulations and to the risk of fraud. We may in the future offer new payment options to riders that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from riders, including with respect to money laundering, money transfers, privacy and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines or higher transaction fees and may lose our ability to accept online payments or other payment card transactions, which could make our offerings less convenient and attractive to riders. If any of these events were to occur, our business, financial condition and results of operations could be adversely affected.

Additionally, our payment processors require us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or re-interpret existing rules in ways that might prohibit us from providing certain offerings to some users, be costly to implement or difficult to follow. We have agreed to reimburse our payment processors for fines they are assessed by payment card networks if we or the users on our platform violate these rules. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.

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We rely on other third-party service providers and if such third parties do not perform adequately or terminate their relationships, our costs may increase and our business, financial condition and results of operations could be adversely affected.

Our success depends in part on our relationships with other third-party service providers. For example, we relies on third-party encryption and authentication technologies licensed from third parties that are designed to securely transmit personal information provided by riders on our platform as well as Comintech S.r.l., which provide the content distribution system and content management system for Helbiz Live Further, from time to time, we may enter into strategic commercial partnerships in connection with the development of new technology, the provision of new or enhanced offerings for users on our platform and our expansion into new markets. If any of our partners terminates their relationship with us or refuses to renew their agreement with us on commercially reasonable terms, we would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable timeframe. We also rely on other software and services supplied by third parties, such as communications and internal software, and our business may be adversely affected to the extent such software and services do not meet our expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase our costs and adversely affect our business, financial condition, and results of operations. Further, any negative publicity related to any of our third-party partners, including any publicity related to quality standards or safety concerns, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

We incorporate technology from third parties into our platform and has contracted to provide media content from third parties on Helbiz Live. We cannot be certain that our licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may operate. Some of our license agreements may be terminated by our licensors for convenience. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, our ability to develop our platform containing that technology could be severely limited and our business could be harmed. Additionally, if we are unable to obtain necessary technology from third parties, we may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay our ability to provide new or competitive offerings and increase our costs. If alternate technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our offerings, which could adversely affect our business, financial condition, and results of operations.

Our marketing efforts to help grow our business may not be effective.

Promoting awareness of our offerings is important to our ability to grow our business and to attract new riders, subscribers and users and can be costly. We believe that much of the growth in our rider, subscriber and user base will be attributable to our paid marketing initiatives. Our marketing efforts currently include referrals, affiliate programs, free or discount trials, partnerships, display advertising, television, billboards, radio, video, content, direct mail, social media, email, hiring and classified advertisement websites, mobile “push” communications, search engine optimization and keyword search campaigns. As we expand our geographic reach and mobility sharing platforms, begins to provide media content on Helbiz Live and launches Helbiz Kitchen, our marketing initiatives will become increasingly expensive and generating a meaningful return on those initiatives may be difficult. Even if we successfully increase revenue as a result of our paid marketing efforts, we may not offset the additional marketing expenses we incur.

If our marketing efforts are not successful in promoting awareness of our offerings or attracting new riders, subscribers, or users, or if we are not able to cost-effectively manage marketing expenses, our results of operations could be adversely affected. If marketing efforts are successful in increasing awareness of our offerings, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition, and results of operations.

Our future success depends on our ability to keep pace with rapid technological changes that could make our current or future technologies less competitive or obsolete.

Rapid, significant, and disruptive technological changes continue to impact the industries in which we operate. Our competitors or others might develop technologies that are more effective than current or future technologies, or that render our technologies less competitive or obsolete. If competitors introduce superior Technologies or media content and Helbiz cannot make upgrades to our process to remain competitive, our competitive position, and in turn our business, revenues, and financial condition, may be materially and adversely affected. Further, many of our competitors may have superior financial and human resources deployed toward research and development efforts. We are relatively constrained financial and human resources may limit our ability to effectively keep pace with relevant technological changes.

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We are subject to intense competition.

We currently face significant competition in our markets and expect that intense competition will continue. Our competes primarily based on:

• comprehensiveness of product solutions;

• product performance and quality;

• user interface;

• design and engineering capabilities;

• compliance with industry standards;

• time to market;

• cost;

• new product innovations;

• quality of proposed media content;

• quality of the food offered on Helbiz Kitchen and the ease of getting that food; and

• customer support.

This competition has resulted and is expected to continue to result in declining average selling prices for our products and services. We anticipate that additional competitors will enter our markets as a result of growth opportunities in wireless telecommunications, the trend toward global expansion by foreign and domestic competitors, technological and public policy changes and relatively low barriers to entry in selected segments of the industry.

Many of our current and potential competitors have advantages over us, including without limitation:

• existing royalty-free cross-licenses to competing and emerging technologies;

• longer operating histories and presence in key markets;

• access to in-house semiconductor manufacturing facilities;

• greater name recognition;

• access to larger customer bases;

• greater access to capital markets;

• extensive libraries of media content and rights to broadcast high-demand sporting events;

• multiple kitchens with in-house delivery operations; and

• greater financial, sales and marketing, manufacturing, distribution, technical and other resources than we have.

As a result of these factors, these competitors may be more successful than us. These competitors may have more established relationships and distribution channels. These competitors also have established or may establish financial or strategic relationships among themselves or with our existing or potential customers, resellers or other third parties. These relationships may affect customers’ decisions. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share our detriment.

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Risks Related to Our Intellectual Property

We will require intellectual property protection and may be subject to the intellectual property claims of others.

We rely on intellectual property for operation of our platform, including the operation of our mobile app, the renting of our vehicles, the tracking and maintenance of our vehicles, the receipt of payment for rentals and the rights to broadcast media content. If a third party challenges the continued use of such intellectual property or if we are unable to maintain licenses that we have for the use of such intellectual property, our competitive position could suffer. Notwithstanding our efforts to protect our use of the intellectual property, our competitors may independently develop or license similar or alternative technologies or products that are equal to or superior to us without infringing on any of our intellectual property rights.

If we are unable to protect our intellectual property rights or if our intellectual property rights are inadequate for our technology and products, our competitive position could be adversely affected.

Our commercial success depends in large part on our ability to obtain and maintain intellectual property protection in the United States and other countries with respect to proprietary technology that we use and license. We rely on trade secrets, patent, copyright and trademark laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. We will seek to protect our proprietary position by filing and prosecuting patent applications for utility patents in the United States and abroad related to our platform and products that are important to our business and, to the extent permitted by local law, also record our copyrights and trademarks and take such additional reasonable steps as are available to otherwise protect our trade secrets and other intellectual property.

Our business relies on our proprietary technology platform, but we have no patents and only one current patent applications to protect the intellectual property underlying this platform. The steps we have taken to protect our proprietary rights and the steps that licensors take to protect intellectual property that we license may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, both inside and outside the United States. If we or such licensors are unable to obtain and maintain patent protection for technology and products that we use, or if the scope of the patent protection obtained is not sufficient, competitors could develop and commercialize platforms and products similar or superior to us, and our ability to successfully commercialize our platforms and products may be adversely affected. We are also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities until it is too late to obtain patent protection on them.

Because the issuance of a patent is not conclusive as to inventorship, scope, validity, or enforceability, issued patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in the loss of patent protection, the narrowing of claims in such patents or the invalidity or unenforceability of such patents, which could limit the ability to stop others from using or commercializing similar or identical technology, products, or platforms, or limit the duration of the patent protection for technology and products. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing. Therefore, if we file one or more patent applications to protect our technology, we cannot be certain that we will be the first to make the technology claimed in the pending patent applications, or that we will be the first to file for patent protection of such technology.

Protecting against the unauthorized use of patented technology, trademarks and other intellectual property rights is expensive, difficult and may in some cases not be possible. In some cases, we may also be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, even in relation to issued patent claims or recorded copyrights or trademarks and proving any such infringement may be even more costly and difficult.

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Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and patent protection could be reduced or eliminated for non-compliance with these requirements.

The United States Patent and Trademark Office, or U.S. PTO, and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. Periodic maintenance fees on any issued patent are due to be paid to the U.S. PTO and various foreign national or international patent agencies in several stages over the lifetime of the patent. While an inadvertent lapse can, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance may result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on our international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we apply for patents but fail to maintain the patent applications or any issued patents covering our products, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We may become subject to claims by third parties asserting that we or our employees have infringed or misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Our commercial success depends upon our ability to develop, manufacture, market and sell our products, and to use our related proprietary technologies without violating the intellectual property rights of others. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products, including interference or derivation proceedings before the U.S. PTO. Third parties may assert infringement claims against us or third parties from whom we license intellectual property based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue commercializing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Under certain circumstances, we could be forced, including by court order, to cease commercializing the applicable product candidate. In addition, in any such proceeding or litigation, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our platform and products or force us to cease some of our business operations, which could materially harm our business. Any claims by third parties that we or parties from whom we license intellectual property have misappropriated their trade secrets could have a similar negative impact on our business.

We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful, and have a material adverse effect on the success of our business.

Competitors may infringe upon patents we license or may acquire or misappropriate or otherwise violate our intellectual property rights, including our trade secrets, even if done inadvertently. To counter infringement or unauthorized use or disclosure, litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. Also, third parties may initiate legal proceedings against us to challenge the validity or scope of intellectual property rights we own or license. These proceedings can be expensive and time consuming. Many of our current and potential competitors have the ability to dedicate substantially greater resources to defend their intellectual property rights than we can. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Litigation could result in substantial costs and diversion of management resources, which could harm our business and financial results. In addition, in an infringement proceeding, a court may decide that a patent owned or licensed by us is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that the patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more patents at risk of being invalidated, held unenforceable or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, we could have a material adverse effect on the value our securities.

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If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our technology could be significantly diminished.

We rely on trade secrets to protect our proprietary technologies to the fullest extent possible. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with current and former employees, consultants, manufacturers, vendors, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, we cannot guarantee that we have executed these agreements with each party that may have or has had access to our trade secrets. Any party with whom we executed such an agreement may breach that agreement and disclose our proprietary information, including trade secrets, and we may not be able to obtain adequate or timely remedies for such breaches.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or completely unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they disclose such trade secrets, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third-party, our competitive position would be harmed.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on all of our products throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may be able to export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents or other intellectual property protection, particularly those relating to manufacturing, which could make it difficult for us to stop the infringement of any patents we obtain or the marketing of competing products in violation of our proprietary rights generally. As a result, proceedings to enforce patent rights in certain foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business and could be unsuccessful.

Various websites and apps are dedicated to illegally making copyrighted media content available to view free of charge on both a live and on-demand basis. Many of these websites and apps are located in jurisdictions where getting authorities to intervene and protect the owner or licensee of such illegally broadcast media content is a long process, if the process occurs at all. If the media content that we license is widely available free of charge, potential subscribers to Helbiz Live may instead choose to watch this content for free instead of paying us.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain a competitive advantage. The following examples are illustrative:

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
•	Our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
•	We may not develop additional proprietary technologies that are patentable; and
•	the patents of others may have an adverse effect on our business.

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Risks Related to Government Regulation

Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could adversely affect our business, financial condition, and results of operations.

We are subject to a wide variety of laws in Europe, the United States, and other jurisdictions. Laws, regulations, and standards governing issues such as ridesharing, product liability, personal injury, text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, terms of service, mobile application accessibility, and vehicle sharing are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.

The ridesharing industry and our business model is relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented, and interpreted in response to the industry and related technologies. As we expand our business into new markets or introduces new offerings into existing markets, regulatory bodies or courts may claim that we or users on our platform are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions, or that users on our platform are prohibited from using the platform, either generally or with respect to certain offerings.

Certain jurisdictions and governmental entities require us to obtain permits, pay fees or penalties or comply with certain other requirements to provide vehicle sharing offerings. These jurisdictions and governmental entities may reject our applications for permits or deny renewals, delay our ability to operate, increase their fees or charge new types of fees, any of which could adversely affect our business, financial condition, and results of operations. Additionally, many of the permits that we have received are for set periods of time and need to be renewed every one to two years. If governmental authorities were to revoke any permit that we had previously been granted or deny the renewal of any of our permits, our rider base and the associated revenues would decrease.

Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business, or they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. Such regulatory scrutiny or action may create different or conflicting obligations on us from one jurisdiction to another.

The industry is relatively nascent and is rapidly evolving and increasingly regulated. We could be subject to intense and even conflicting regulatory pressure from national, regional, and municipal regulatory authorities. Adverse changes in laws or regulations at all levels of government or bans on or material limitations to our offerings could adversely affect our business, financial condition, and results of operations.

Our success, or perceived success, and increased visibility may also drive some businesses that perceive our business model negatively to raise their concerns to local policymakers and regulators. These businesses and their trade association groups, or other organizations may take actions and employ significant resources to shape the legal and regulatory regimes in jurisdictions where we may have, or seek to have, a market presence in an effort to change such legal and regulatory regimes in ways intended to adversely affect or impede our business and the ability of riders to utilize our platform.

Any of the foregoing risks could harm our business, financial condition, and results of operations.

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Risks Related to Customer Privacy, Cybersecurity and Data

Any actual or perceived security or privacy breach could interrupt our operations and adversely affect our reputation, brand, business, financial condition, and results of operations.

Our business involves the collection, storage, processing and transmission of users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other Internet companies, financial institutions, and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched, we may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing rider names, passwords, payment card information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we use systems and processes that are designed to protect users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, we may be subject to accusations in the future of employees violating these policies.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss rider confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which our shares or discloses data (including, for example, third-party technology providers) could have similar effects. Further, any cyberattacks, or security and privacy breaches directed at our competitors could reduce confidence in the ridesharing industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. Our insurance coverage might not be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition, and results of operations.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmits and stores personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure, and protection of certain types of data. These laws, rules and regulations evolve frequently, and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. Changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

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Further, as we continue to expand our geographic reach, our platform offerings and user base, we may become subject to additional privacy-related laws and regulations. Additionally, we have incurred, and may continue to incur, significant expenses in an effort to comply with privacy, data protection and information security standards and protocols imposed by law, regulation, industry standards or contractual obligations. In particular, with laws and regulations imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices and may incur significant costs and expenses in an effort to do so.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. The failure, or the failure by third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other rider data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing riders from using our platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our website, applications, platform, or offerings could adversely affect our business, financial condition and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware, or other events. Our systems also may be subject to break-ins, sabotage, theft, and intentional acts of vandalism, including by our employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in service as a result of systems failures and similar events.

We will likely experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of our offerings. These events have resulted in, and similar future events could result in, losses of revenue. A prolonged interruption in the availability or reduction in the availability, speed or other functionality of our offerings could adversely affect our business and reputation and could result in the loss of users. Moreover, to the extent that any system failure or similar event results in harm or losses to the users using our platform, we may make voluntary payments to compensate for such harm or the affected users could seek monetary recourse or contractual remedies from us for their losses and such claims, even if unsuccessful, would likely be time-consuming and costly for us to address.

Our business could be adversely impacted by changes in the Internet and mobile device accessibility of users and unfavorable changes in or our failure to comply with existing or future laws governing the Internet and mobile devices.

Our business depends on users’ access to our platform via a mobile device and the Internet. We may operate in jurisdictions that provide limited Internet connectivity, particularly as we expand internationally. Internet access and access to a mobile device are frequently provided by companies with significant market power that could take actions that degrade, disrupt, or increase the cost of users’ ability to access our platform. In addition, the Internet infrastructure that we and users of our platform rely on in any particular geographic area may be unable to support the demands placed upon it. Any such failure in Internet or mobile device accessibility, even for a short period of time, could adversely affect our results of operations.

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Moreover, we are subject to a number of laws and regulations specifically governing the Internet and mobile devices that are constantly evolving. Existing and future laws and regulations, or changes thereto, may impede the growth and availability of the Internet and online offerings, require us to change our business practices or raise compliance costs or other costs of doing business. These laws and regulations, which continue to evolve, cover taxation, privacy and data protection, pricing, copyrights, distribution, mobile and other communications, advertising practices, consumer protections, the provision of online payment services, unencumbered Internet access to our offerings and the characteristics and quality of online offerings, among other things. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation and brand and loss in business and result in proceedings or actions against us by governmental entities or others, which could adversely impact our results of operations.

We rely on mobile operating systems and application marketplaces to make our apps available to the riders, subscribers, and users on our platform, and if we do not effectively operate with or receive favorable placements within such application marketplaces and maintain high rider reviews, our usage or brand recognition could decline and our business, financial results and results of operations could be adversely affected.

We depend in part on mobile operating systems, such as Android and iOS, and their respective application marketplaces to make our apps available to riders, subscribers, and users on our platform. Any changes in such systems and application marketplaces that degrade the functionality of these apps or give preferential treatment to competitors’ apps could adversely affect our platform’s usage on mobile devices. If such mobile operating systems or application marketplaces limit or prohibit us from making our apps available, make changes that degrade the functionality of our apps, increase the cost of using our apps, impose terms of use unsatisfactory to us or modify their search or ratings algorithms in ways that are detrimental to us, or if our competitors’ placement in such mobile operating systems’ application marketplace is more prominent than the placement of our apps, overall growth in our riders, subscribers and user base could slow. For example, for several days in April 2020, Google Play removed our mobile app from their store out an abundance of caution for an alleged violation of Google Play’s policies regarding COVID-19. During this time, our mobile app continued to function, but it was not available for download on phones operating on the Android system. Although we appealed this problem and resolved it without needing to change our app or business plan or issue any clarifying statements, any future problem of a similar nature or otherwise related to the foregoing risks could adversely affect our business, financial condition, and results of operations.

As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support our platform or effectively roll out updates to our app. Additionally, to deliver a high-quality app, we need to ensure that our offerings are designed to work effectively with a range of mobile technologies, systems, networks, and standards. We may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance riders’, subscribers’ and users’ experiences. If users of our platform encounter any difficulty accessing or using our apps on their mobile devices or if we are unable to adapt to changes in popular mobile operating systems, our business, financial condition, and results of operations could be adversely affected.

Defects, errors or vulnerabilities in our applications, backend systems or other technology systems and those of third-party technology providers could harm our reputation and brand and adversely impact our business, financial condition, and results of operations.

The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. The third-party software that we incorporate into our platform may also be subject to errors or vulnerability. Any errors or vulnerabilities discovered in our code or from third-party software after release could result in negative publicity, a loss of users or loss of revenue and access or other performance issues. Such vulnerabilities could also be exploited by malicious actors and result in exposure of data of users on our platform, or otherwise result in a data breach as defined under various laws and regulations. We may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect our business, financial condition and results of operations as well as negatively impact our reputation or brand.

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We may be subject to theft, loss, or misuse of personal data about our employees, customers, or other third parties, which could increase our expenses, damage our reputation, or result in legal or regulatory proceedings.

Our business relies on the use of customer accounts linked to bank accounts or credit cards as well as tracking certain movements of our customers. The theft, loss, or misuse of personal data collected, used, stored, or transferred by us to run our business could result in significantly increased business and security costs or costs related to defending legal claims. Global privacy legislation, enforcement, and policy activity in this area are rapidly evolving and expanding, creating a complex regulatory compliance environment. Costs to comply with and implement these privacy-related and data protection measures could be significant. In addition, even our inadvertent failure to comply with federal, state, or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others.

General Risks

A pandemic, epidemic, or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

If a pandemic, epidemic, or outbreak of an infectious disease occurs in the United States or worldwide or is extended through new variants, our business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this prospectus, the extent to which the COVID-19 pandemic may impact our business, results of operations and financial condition remains uncertain. Furthermore, because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

Adverse market conditions resulting from the spread of COVID-19 materially adversely affected our business and could continue to materially adversely affect our business and the value of our common stock. For example,

•	for fear of spreading the virus further, several cities where we operate suspended micro-mobility services (including Miami which suspended the e-scooter services that we offered from March 2020 to October 2020);
•	We suspended our services in some cities (like our e-bike services in Washington, D.C. which have yet to resume) and had to delay the projected start of services in new markets; and
•	We believe that, among other factors, the decreased demand for micro-mobility services during the COVID-19 pandemic is responsible for mobility revenue only increasing from $4.2 million for the year ended December 31, 2020 to $9.9 million for the year ended December 31, 2021 despite a corresponding increase in cost of revenues - related to mobility - during those periods, from $7.9 million to $22.8 million as a result of us increasing the cities in which we provide services and the total number of vehicles in operation.

Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions have resulted in largely remote operations at our headquarters, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby significantly and negatively impacting our operations. Other disruptions or potential disruptions include restrictions on the ability of our personnel to travel; inability of our suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of our business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

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It is not currently possible to reliably project the direct impact of COVID-19 on our operating revenues and expenses. Key factors include the duration and extent of the outbreak in our service areas as well as societal and governmental responses. Further, as a result of the COVID-19 pandemic, we believe that we experienced slowed growth and a decline in new customer demand as operations were suspended or curtailed in some cities, the launch of services into new cities was delayed and commuters and tourists, key targets for our consumers, made less journey, and such slowed growth may continue or worsen. We believe that the continued severity of the COVID-19 pandemic has caused our ridership not to have grown as quickly as anticipated. If the COVID-19 pandemic worsens, especially in regions where we have offices or operations, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay, or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

Our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods. To the extent the COVID-19 pandemic adversely affects our business and financial results, we may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to expand our operations.

Any global systemic political, economic, and financial crisis (as well as the indirect effects flowing therefrom) could negatively affect our business, results of operations, and financial condition.

In recent times, several major systemic economic and financial crises negatively affected global business, banking, and financial sectors. Most recently, the COVID-19 pandemic has disrupted global supply chains and reduced U.S. G.D.P. significantly and led to unprecedented claims of unemployment. Additionally, fear of higher inflation has unsettled financial markets and, if such higher inflation materializes, global economic health could be jeopardized. These types of crises, including the prolonged decrease in economic growth or insolvency of major countries, could cause turmoil in global markets that often result in declines in electronic products sales from which we generate income through our products and services. For example, there could be knock-on effects from these types of crises on our business, including significant decreases in ridership of our devices; insolvency of key suppliers resulting in product delays; customer insolvencies; delays in, or the cancellation of, a portion or all of the Series B season; and counterparty failures negatively impacting our treasury operations. Any future systemic political, economic, or financial crisis could cause revenue for the ridesharing industry as a whole to decline dramatically, which could reduce our revenues. Further, in times of market instability, sufficient external financing may not be available to us on a timely basis, on commercially reasonable terms, or at all. If sufficient external financing is not available when needed to meet capital requirements, we may be forced to curtail our expansion, modify plans, or delay the deployment of new or expanded services until we obtain such financing. Thus, any future global economic crisis could materially and adversely affect our results of operations.

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Our operational results could also be materially and adversely affected by natural disasters (such as earthquakes), shortages or interruptions in the supply of utilities (such as shortages in electricity caused by changes in governmental energy policy), in the locations in which we, or our customers or suppliers operate or by industrial accidents, fires or explosions.

The frequency and severity of natural disasters and severe weather has been increasing, in part due to climate change or systemic regional geological changes that manifest in damaging earthquakes. We have operations in locations subject to natural disasters, such as flooding, earthquakes, tsunamis, and droughts as well as interruptions or shortages in the supply of utilities, such as water and electricity, or access to land, air, or sea infrastructures, that could disrupt operations. Thus, if one or more natural disasters, shortage or interruptions to the supply of utilities (such as shortages in electricity caused by a nuclear-free energy policy) that results in a prolonged disruption to our operations or those of our customers or suppliers, or if any of our vendor facilities were to be damaged or cease operations as a result of an explosion or fire, it could reduce our ability to provide our services and may cause us to lose important customers, thereby having a potentially adverse and material impact on our operational and financial performance.

Risks Related to Our Common Stock and Organizational Structure

The price of our common stock likely will be volatile like the stocks of other early-stage companies.

The stock markets in general and the markets for early-stage stocks have experienced extreme volatility. The market for the common stock of smaller companies such as ours is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will be more volatile than the shares of such larger, more established companies for the indefinite future.

In addition to the factors discussed in this “Risk Factors” section, price declines in our common stock could also result from general market and economic conditions and a variety of other factors, including:

•	adverse actions taken by regulatory agencies with respect to our products;
•	announcements of technological innovations, patents or new products by our competitors;
•	regulatory developments in the United States and foreign countries;
•	any lawsuit involving us or our product candidates;
•	announcements concerning our competitors, or the industry in which we compete in general;
•	developments concerning any strategic alliances or acquisitions we may enter into;
•	actual or anticipated variations in our operating results;
•	changes in recommendations by securities analysts or lack of analyst coverage;
•	deviations in our operating results from the estimates of analysts;
•	our inability, or the perception by investors that we will be unable, to continue to meet all applicable requirements for continued listing of our common stock on the Nasdaq Capital Market, and the possible delisting of our common stock;
•	sales of our common stock by our executive officers, directors and principal stockholders or sales of substantial amounts of common stock; and
•	loss of any of our key management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

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We have broad discretion in the use of our existing cash, cash equivalents and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

We have a controlling stockholder whose interests may differ from those of our public stockholders.

Approximately 60% of the voting power of our Common Stock is controlled, directly or indirectly, by our founder, Salvatore Palella. Mr. Palella has significant influence over corporate management and affairs, as well as matters requiring stockholder approval, and he is able to, subject to applicable law, participate in the election of the members of the Board of Directors and actions to be taken by us, including amendments to the Amended and Restated Certificate of Incorporation (assuming it is approved by the stockholders) and our Amended and Restated Bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. The directors so elected will have the authority, subject to applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. It is possible that the interests of this stockholder may in some circumstances conflict with the Company’s interests and the interests of our other stockholders. This could influence his decisions, including with regard to whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authorities to the Company’s tax reporting positions may take into consideration this stockholder’s tax or other considerations, which may differ from the Company’s considerations or those of our other stockholders.

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We are a “controlled company” following the Business Combination under The Nasdaq Stock Market listing standards, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of directors is held by an individual, a group or another company, we will qualify as a “controlled company” under The Nasdaq Stock Market listing requirements. Effective as of the completion of the Business Combination, Mr. Palella, through holdings of the Class B Common Stock controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under The Nasdaq Stock Market listing standards and are subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although we do not intend for the combined company to rely on the exemptions for controlled companies, we may eventually rely upon the controlled company exemption.

The dual class structure of our common stock will have the effect of concentrating voting power with our Chief Executive Officer and Founder, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

Shares of our Class B Common Stock have such number of votes per share equal to the lesser of ten (10) votes per share or such number of votes per share such that the total number of shares of our Class B Common Stock issued to the Founder represent, in the aggregate, no more than 60% of all of the then outstanding voting securities of the Company, while shares of our Class A Common Stock will have one vote per share. Upon the consummation of the Business Combination, Mr. Palella, the founder of Helbiz, holds all of the issued and outstanding shares of our Class B Common Stock. Accordingly, upon the consummation of the Business Combination, Mr. Palella holds approximately 60% of the voting power of our capital stock and is able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Palella may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the securities, and might ultimately affect the market price of shares of our Class A Common Stock.

We cannot predict the impact that the dual class structure may have on the stock price of our Class A Common Stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of our indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new, and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make shares of our Class A Common Stock less attractive to other investors. As a result, the market price of shares of our Class A Common Stock could be adversely affected.

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We have received a letter from Nasdaq stating that we are not in compliance with their continued listing requirements, and we might not be able to regain compliance. If as a result of the non-compliance Nasdaq delists our Class A Common Stock, the liquidity and market price of our Class A Common Stock could decline or cease to exist.

Our Class A Common Stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy certain continued listing requirements. If we are deficient in maintaining the necessary listing requirements, our common stock may be delisted.

On June 10, 2022, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating we were not in compliance with their continued listing requirement that we maintain a market value for our shares of Class A Common Stock together with our publicly traded warrants in excess of $35 million. We have 180 days from receipt of such notice (until December 7, 2022) to remedy such non-compliance, unless such period is extended at Nasdaq’s discretion. To regain compliance, our Class A Common Stock together with our publicly traded warrants must be valued at over $35 million or more for ten consecutive business days. In the event we do not regain compliance within the 180-day period, our Class A Common Stock and publicly traded warrants may be subject to delisting.

The letter had no immediate effect on the listing of our Class A Common Stock on Nasdaq. However, if Nasdaq after the compliance period proceeds to delisting and we are not able to remedy the non-compliance, Nasdaq would delist our common stock from trading on its exchange. If we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTCQB or the “pink sheets.” If this occurs, we could face material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are delisted and are unable to have our securities quoted on the OTCQB or “pink sheets” or similar bulletin board, you would not be able to resell your securities in a public market.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Class A Common Stock will depend on the research and reports that securities or industry analysts publish about us or our business. Currently, we do not have any analyst coverage and may not obtain analyst coverage in the future. In the event we obtain analyst coverage, we will not have any control over such analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our Class A common stock in the foreseeable future.

OFFER AND LISTING DETAILS

We may offer and issue from time to time Class A common stock, preferred stock, warrants to purchase Class A common stock or preferred stock and units, or any combination thereof, up to an aggregate initial offering price of up to $100,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

Our Class A Common Stock and Public Warrants are currently listed on the Nasdaq under the respective symbols “HLBZ” and “HLBZW”. Prior to the consummation of the Business Combination, our Class A Common Stock and Public Warrants were listed on the Nasdaq Capital Market under the respective symbols “GRNV” and GRNVW”. Our Class B Common Stock is not registered, and we do not currently intend to list the Class B Common Stock on any exchange or stock market. From the closing of the Business Combination on August 12, 2021 until September 28, 2022, our Class A Common Stock has ranged from a low closing bid price of $0.386 to a high of $28.23.

On June 10, 2022, we received notice from Nasdaq that we were not in compliance with their continued listing requirement that we maintain a market value for our shares of Class A Common Stock together with our publicly traded warrants in excess of $35 million. We have 180 days from receipt of such notice (until December 7, 2022) to remedy such non-compliance, unless such period is extended at Nasdaq’s discretion. To regain compliance, our Class A Common Stock together with our publicly traded warrants must be valued at over $35 million or more for ten consecutive business days. In the event we do not regain compliance within the 180 day period, our Class A Common Stock and publicly traded warrants may be subject to delisting.

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On July 20, 2022, we received written notice Nasdaq notifying us that, based on the closing bid price of our Class A Common Stock for the last 30 consecutive trading days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. Pursuant to the Nasdaq Listing Rules, we have been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Class A common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to January 16, 2023, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing. If we do not regain compliance by January 16, 2023, we may be eligible for an additional 180 calendar day compliance period.

The notifications from Nasdaq have no effect at this time on the listing of our Class A Common Stock or publicly traded warrants, and our Class A Common Stock or publicly traded warrants will continue to trade uninterrupted under the respective symbol “HLBZ” and “HLBZW”. We are considering options to regain compliance with the Nasdaq listing standards.

DESCRIPTION OF CAPITAL Stock

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

We are authorized to issue 400,000,000 shares of capital stock, consisting of three classes: 285,774,102 shares of Class A Common Stock, $0.00001 par value per share, 14,225,898 shares of Class B Common Stock, $0.00001 par value per share, and 100,000,000 shares of Preferred Stock, $0.00001 par value per share.

Common Stock

As of September 28, 2022, there were 49,797,640 shares of Class A Common Stock outstanding, held of record by 43 stockholders and there were 14,225,898 shares of Class B Common Stock outstanding, held of record by one stockholder. In addition to the shares underlying the Convertible Notes, options to purchase 8,184,504 shares of Class A Common Stock, 225,000 Class A restricted stocks, and warrants to purchase 11,836,416 shares of Class A Common Stock were also outstanding.

The holders of Class A Common Stock are entitled to one vote for each share held of record by such holder and each holder of Class B Common Stock has the right to ten votes per share of Class B Common Stock held of record by such holder on all matters submitted to a vote of the stockholders. The holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of our stockholders; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock). Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available for that purpose. See “Market Information For Class A Common Stock And Dividend Policy.” In the event of liquidation, dissolution or winding up of Helbiz, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The Common Stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon completion of this offering will be, fully paid and non-assessable. The Class B Common Stock will be convertible into shares of Class A Common Stock on a one-to-one basis at the option of the holders of the Class B Common Stock at any time upon written notice to Helbiz. In addition, the Class B Common Stock will automatically convert into shares of Class A Common Stock immediately prior to the close of business on the earliest to occur of certain events specified in our Certificate of Incorporation.

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Preferred Stock

The Board of Directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock, $0.00001 par value, in one or more series. The Board also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock.

The Board will be able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Helbiz or the removal of our management and may adversely affect the market price of Class A Common Stock and the voting and other rights of the holders of Helbiz. We do not have any outstanding preferred stock as of the date of this prospectus.

Warrants

As of September 28, 2022, there are approximately 11,836,416   warrants outstanding, consisting of 5,086,416 warrants that were issued in our Initial Public Offering and are trading on the Nasdaq Capital Market (exercisable at $11.50), 2,650,000 PIPE warrants that were issued in the PIPE Investment (exercisable at $11.50), 2,100,000 warrants that were issued to GVAC’s Sponsor (exercisable at $11.50), 1,000,000 warrants in the 2021 Warrant issued to the Noteholder (exercisable at $3.00), 500,000 warrants issued in April 2022 to the Noteholder (exercisable at $3.00) and 500,000 warrants issued in August 2022 to the Noteholder (exercisable at $2.00). Each warrant entitles the registered holder to purchase one whole share of our Class A Common Stock.

Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Transactions” for lock-up restrictions on our securities under the Lock-Up Agreements.

Delaware Anti-Takeover Law and Certificate of Incorporation and Bylaw Provisions

Under Section 203 of the DGCL, we will be prohibited from engaging in any Business Combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

•	the Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the Business Combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

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Generally, a “Business Combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various Business Combinations with the Company for a three-year period. This may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Certificate of Incorporation, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meetings of our stockholders and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under the Certificate of Incorporation, special meetings of our stockholders may be called only by the chairperson of the Board, our chief executive officer or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Certificate of Incorporation, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.

Transfer Agent and Registrar

The transfer agent for our Class A Common Stock and warrant agent for our Public Warrants is Continental Stock Transfer & Trust Company. The transfer agent and warrant agent’s telephone number and address is (212) 509-4000 and 1 State Street, 30th Floor, New York, NY. 10004.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the date, if any, on and after which the warrants, preferred stock or Class A common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Helbiz.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain U.S. federal income tax consequences to an investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

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PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents;
•	through a combination of any such methods; or
•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our Class A common stock, which is listed on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Class A common stock, may or may not be listed on a national securities exchange.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 15, 2022;

•	Preliminary Information Statement of Schedule 14C filed with the SEC on April 22, 2022;

•	Definitive Information Statement of Schedule 14C filed with the SEC on May 6, 2022;

•	Quarterly Report on Form 10-Q, including any amendments, initially filed with the SEC on May 16, 2022;

•	Current Report on Form 8-K, filed with the SEC on June 16, 2022;

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•	Current Report on Form 8-K, filed with the SEC on June 24, 2022;

•	Current Report on Form 8-K, filed with the SEC on July 12, 2022;

•	Current Report on Form 8-K, filed with the SEC on July 26, 2022;

•	Current Report on Form 8-K, filed with the SEC on August 15, 2022;

•	Quarterly Report on Form 10-Q, including any amendments, initially filed with the SEC on August 15, 2022; and

•	Current Report on Form 8-K, filed with the SEC on August 24, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically statements to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Item 2.02 or 7.01 of the Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our President at 32 Old Slip, New York, NY 10005 or by calling (917) 535-2610.

MATERIAL CHANGES

There has been no material changes which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report on from 10-K to security holders and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

The financial statements as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, of Helbiz, Inc. incorporated by reference in this Prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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